Exhibit 4.1

BRIDGECREST LENDING AUTO SECURITIZATION TRUST 20[●]-[●]

Class A[-1] [ ]% Auto Loan Asset Backed Notes

[Class A-2[-A] [ ]% Auto Loan Asset Backed Notes]

[Class A-2-B [Benchmark] + [ ]% Auto Loan Asset Backed Notes]

[Class A-3 [ ]% Auto Loan Asset Backed Notes]

[Class A-4 [ ]% Auto Loan Asset Backed Notes]

Class B [ ]% Auto Loan Asset Backed Notes

Class C [ ]% Auto Loan Asset Backed Notes

Class D [ ]% Auto Loan Asset Backed Notes

[Class E [ ]% Auto Loan Asset Backed Notes]

[Class N [ ]% Auto Loan Asset Backed Notes]

FORM OF
INDENTURE

Dated as of [_________], 20[ ]

[_________], as the Indenture Trustee

CROSS REFERENCE TABLE1

TIA Section		Indenture Section
310	(a) (1)	6.11
	(a) (2)	6.11
	(a) (3)	6.10; 6.11
	(a) (4)	N.A.[2]
	(a) (5)	6.11
	(b)	6.8; 6.11
	(c)	N.A.
311	(a)	6.12
	(b)	6.12
312	(a)	7.1
	(b)	7.2
	(c)	7.2
313	(a)	7.3
	(b) (1)	7.3
	(b) (2)	7.3
	(c)	7.3
	(d)	7.3
314	(a)	3.9
	(b)	3.6; 11.16
	(c) (1)	11.1
	(c) (2)	11.1
	(c) (3)	11.1
	(d)	11.1
	(e)	11.1
	(f)	N.A.
315	(a)	6.1(b)
	(b)	6.5
	(c)	6.1(a)
	(d)	6.1(c)
	(e)	5.13
316	(a) (1) (A)	5.11
	(a) (1) (B)	5.12
	(a) (2)	N.A.
	(b)	5.7
	(c)	5.6(b)
317	(a) (1)	5.3(b)
	(a) (2)	5.3(d)
	(b)	3.3(i)-(ii)
318	(a)	11.7

1           Note: This Cross Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

2           N.A. means Not Applicable.

20[ ]-[ ] Indenture

i	20[ ]-[ ] Indenture

(Continued)

ii	20[ ]-[ ] Indenture

(Continued)

iii	20[ ]-[ ] Indenture

(Continued)

Schedule I	Perfection Representations, Warranties and Covenants

Exhibit A-1	Form of Notes (other than 144A Notes)
Exhibit A-2	Form of 144A Notes

iv	20[ ]-[ ] Indenture

This INDENTURE, dated as of [_________], 20[ ] (as amended, restated, supplemented or otherwise modified and in effect from time to time, this “Indenture”), is between BRIDGECREST LENDING AUTO SECURITIZATION TRUST 20[●]-[●], a Delaware statutory trust (the “Issuer”)[, [BRIDGECREST LENDING AUTO SECURITIZATION GRANTOR TRUST 20[●]-[●], a Delaware statutory trust (the “Grantor Trust”)] and [_________], a [ ], solely as trustee and not in its individual capacity (the “Indenture Trustee”).

Each party agrees as follows for the benefit of the other party and the equal and ratable benefit of the Holders of the Issuer’s Class A[-1] [  ]% Auto Loan Asset Backed Notes (the “Class A[-1] Notes”), Class A-2[-A] [  ]% Auto Loan Asset Backed Notes (the “Class A-2[-A] Notes”), [Class A-2-B] Benchmark + [  ]% Auto Loan Asset Backed Notes (the “Class A-2-B Notes” and, together with the Class A-2-A Notes, the “Class A-2 Notes”),] [and] Class A-3 [  ]% Auto Loan Asset Backed Notes (the “Class A-3 Notes”) [and Class A-4 [  ]% Auto Loan Asset Backed Notes (the “Class A-4 Notes”] and, together with the Class A-1 Notes [,][and] the Class A-2 Notes [and the Class A-3 Notes], the “Class A Notes”)], then for the equal and ratable benefit of the Holders of the Issuer’s Class B [  ]% Auto Loan Asset Backed Notes (the “Class B Notes”), then for the equal and ratable benefit of the Holders of the Issuer’s Class C [  ]% Auto Loan Asset Backed Notes (the “Class C Notes”), then for the equal and ratable benefit of the Holders of the Issuer’s Class D [  ]% Auto Loan Asset Backed Notes (the “Class D Notes”), [and then for the equal and ratable benefit of the Holders of the Issuer’s Class E [  ]% Auto Loan Asset Backed Notes (the “Class E Notes”])], [and then for the equal and ratable benefit of the Holders of the Issuer’s Class N [  ]% Auto Loan Asset Backed Notes (the “Class N Notes” and, collectively with the Class A Notes, the Class B Notes, the Class C Notes[,][and] the Class D Notes [and the Class E Notes], the “Notes”).

GRANTING CLAUSE

The Issuer, to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, equally and ratably without prejudice, priority or distinction except as set forth herein, and to secure compliance with the provisions of this Indenture, hereby Grants in trust to the Indenture Trustee on the Closing Date, as trustee for the benefit of the Noteholders, all of the Issuer’s right, title and interest, whether now owned or hereafter acquired, in and to (i) the Trust Estate [(including, without limitation, all Receivables and Additional Receivables, all amounts on deposit in the Collection Account, the Reserve Account,] [the Class N Reserve Account,] [the Pre-Funding Account] [and the Accumulation Account], and all other Trust Accounts) and (ii) all present and future claims, demands, causes and choses in action in respect of any or all of the Trust Estate and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the Trust Estate, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments, securities, financial assets and other property which at any time constitute all or part of or are included in the proceeds of any of the Trust Estate (collectively, the “[Issuer ]Collateral”).

[The Grantor Trust, to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, equally and ratably without prejudice, priority or

20[ ]-[ ] Indenture

distinction except as set forth herein, and to secure compliance with the provisions of this Indenture, hereby Grants in trust to the Indenture Trustee on the Closing Date, as trustee for the benefit of the Noteholders, all of the Grantor Trust’s right, title and interest, whether now owned or hereafter acquired, in and to (i) the Grantor Trust Estate and (ii) all present and future claims, demands, causes and choses in action in respect of any or all of the Grantor Trust Estate and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the Grantor Trust Estate, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments, securities, financial assets and other property which at any time constitute all or part of or are included in the proceeds of any of the Grantor Trust Estate (collectively, the “Grantor Collateral”, and together with the Issuer Collateral, the “Collateral”).]

The Indenture Trustee, on behalf of the Noteholders, acknowledges [the][each] foregoing Grant, accepts the trusts under this Indenture and agrees to perform its duties required in this Indenture in accordance with the provisions of this Indenture.

[The][Each] foregoing Grant is made in trust to secure (i) the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, equally and ratably without prejudice, priority or distinction except as set forth herein and (ii) compliance with the provisions of this Indenture, each as provided in this Indenture. [The foregoing Grant includes all of the Issuer’s right, title and interest in all Receivables and Additional Receivables now existing or hereafter acquired, including all Receivables transferred to the Issuer on the Closing Date and on each Funding Date during the Funding Period.]

Without limiting [the][any] foregoing Grant, any Receivable purchased by the Servicer pursuant to Section 3.6 of the Sale and Servicing Agreement or repurchased by BAC pursuant to Section 3.4 of the Purchase Agreement [or sold by the Grantor Trust pursuant to [Section 8.1 of the Sale and Servicing Agreement][Section 4.1 of the Receivables Contribution Agreement] shall be deemed to be automatically released from the lien of this Indenture without any action being taken by the Indenture Trustee upon payment by the Servicer or BAC, as applicable, of the related Repurchase Price for such Repurchased Receivable.

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1 Definitions. Capitalized terms are used in this Indenture as defined in Appendix A to the Sale and Servicing Agreement dated as of the date hereof (as amended, restated, modified or supplemented from time to time, the “Sale and Servicing Agreement”), between Bridgecrest Auto Funding LLC, as seller, the Issuer,[ the Grantor Trust,] Bridgecrest Acceptance Corporation (“BAC”), as servicer, [_____], as standby servicer, and the Indenture Trustee.

SECTION 1.2 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes.

“indenture security holder” means a Noteholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Indenture Trustee.

“obligor” on the indenture securities means the Issuer and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meaning assigned to them by such definitions.

SECTION 1.3 Other Interpretive Provisions. All terms defined in this Indenture shall have the defined meanings when used in any certificate or other document delivered pursuant hereto unless otherwise defined therein. For purposes of this Indenture and all such certificates and other documents, unless the context otherwise requires: (a) accounting terms not otherwise defined in this Indenture, and accounting terms partly defined in this Indenture to the extent not defined, shall have the respective meanings given to them under GAAP (provided, that, to the extent that the definitions in this Indenture and GAAP conflict, the definitions in this Indenture shall control); (b) terms defined in Article 9 of the UCC as in effect in the relevant jurisdiction and not otherwise defined in this Indenture are used as defined in that Article; (c) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Indenture as a whole and not to any particular provision of this Indenture; (d) references to any Article, Section, Schedule or Exhibit are references to Articles, Sections, Schedules and Exhibits in or to this Indenture and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (e) the term “including” and all variations thereof means “including without limitation”; (f) except as otherwise expressly provided herein, references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (g) references to any Person include that Person’s successors and assigns; (h) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof; and (i) unless the context otherwise requires, defined terms shall be equally applicable to both the singular and plural forms.

ARTICLE II

THE NOTES

SECTION 2.1 Form. The Class A[-1] Notes, the Class A-2 Notes, the Class A-3 Notes, [the Class A-4 Notes,] the Class B Notes, the Class C Notes, the Class D Notes [, the Class E Notes] [and the Class N Notes], in each case together with the Indenture Trustee’s certificate of authentication, shall be in substantially the form set forth in Exhibit A-1 and Exhibit A-2 hereto, as applicable, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing the Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Exhibit A-1 and Exhibit A-2 hereto are part of the terms of this Indenture.

SECTION 2.2 Execution, Authentication and Delivery. The Notes shall be executed on behalf of the Issuer by any of its Authorized Officers. The signature of any such Authorized Officer on the Notes may be manual [or facsimile].

Notes bearing the manual [or facsimile] signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

The Indenture Trustee shall, upon Issuer Order, authenticate and deliver Class A[-1] Notes for original issue in an aggregate principal amount of $[  ], Class A-2[-A] Notes for original issue in an aggregate principal amount of $[  ], [Class A-2-B Notes for original issue in an aggregate principal amount of $[  ],] Class A-3 Notes for original issue in an aggregate principal amount of $[  ], [Class A-4 Notes for original issue in an aggregate principal amount of $[ ],] Class B Notes for original issue in an aggregate principal amount of $[ ], Class C Notes for original issue in an aggregate principal amount of $[ ], Class D Notes for original issue in an aggregate principal amount of $[  ] [, Class E Notes for original issue in an aggregate principal amount of $[ ]] [and Class N Notes for original issue in an aggregate principal amount of $[ ]]. The Note Balance of Class A[-1] Notes, Class A-2[-A] Notes, [Class A-2-B Notes,] Class A-3 Notes, [Class A-4 Notes,] Class B Notes, Class C Notes, Class D Notes [, Class E Notes] [and Class N Notes] Outstanding at any time may not exceed such amounts except as provided in Section 2.5.

Each Note shall be dated the date of its authentication. The Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes shall be issuable as registered Notes in the minimum denomination of $[  ] and in integral multiples of $[ ] in excess thereof (except for one Note of each Class which may be issued in a denomination other than an integral multiple of $[ ]). [The Class E Notes shall be issuable as registered Notes in the minimum denomination of $[ ] and in integral multiples of $[  ] in excess thereof (except for one Note of each Class which may be issued in a denomination other than an integral multiple of $[ ]).] [The Class N Notes shall be issuable as registered Notes in the minimum denomination of $[ ] and in integral multiples of $[ ] in excess thereof (except for one Note of each Class which may be issued in a denomination other than an integral multiple of $[ ]).]

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual [or facsimile]

signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

SECTION 2.3 Temporary Notes. Pending the preparation of Definitive Notes, the Issuer may execute, and upon receipt of an Issuer Order, the Indenture Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, of the tenor of the Definitive Notes in lieu of which they are issued and with such variations not inconsistent with the terms of this Indenture as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

If temporary Notes are issued, the Issuer shall cause Definitive Notes to be prepared without unreasonable delay. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer to be maintained as provided in Section 3.2, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute and the Indenture Trustee upon Issuer Order shall authenticate and deliver in exchange therefor a like principal amount of Definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

SECTION 2.4 Registration of Transfer and Exchange.

(a)             The Issuer shall cause to be kept a register (the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers of Notes. The Indenture Trustee shall initially be the registrar (the “Note Registrar”) for the purpose of registering Notes and transfers of Notes as herein provided. Upon any resignation of any Note Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Note Registrar.

If a Person other than the Indenture Trustee is appointed by the Issuer as Note Registrar, the Issuer shall give the Indenture Trustee prompt written notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Register, and the Indenture Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Indenture Trustee shall have the right to conclusively rely upon a certificate executed on behalf of the Note Registrar by a Responsible Officer thereof as to the names and addresses of the Noteholders and the principal amounts and number of such Notes.

Notwithstanding the foregoing, for so long as [_________] is acting as the Indenture Trustee hereunder, it shall also act as the Note Registrar.

(b)            Upon surrender for registration of transfer of any Note at the office or agency of the Issuer to be maintained as provided in Section 3.2, if the requirements of Section 8-401 of the UCC are met, the Issuer shall execute and upon its written request the Indenture Trustee shall authenticate and the Noteholder shall obtain from the Indenture Trustee, in the name of the designated transferee or transferees, one or more new Notes, in any authorized denominations, of the same Class and a like aggregate outstanding principal amount.

At the option of the related Noteholder, Notes may be exchanged for other Notes in any authorized denominations, of the same Class and a like Note Balance, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, if the requirements of Section 8-401 of the UCC are met the Issuer shall execute and, upon Issuer Request, the Indenture Trustee shall authenticate and the related Noteholder shall obtain from the Indenture Trustee, the Notes which the Noteholder making the exchange is entitled to receive.

(c)             All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

(d)             Every Note presented or surrendered for registration of transfer or exchange shall be (i) duly endorsed by, or be accompanied by a written instrument of transfer in form and substance satisfactory to the Issuer and the Indenture Trustee duly executed by the Noteholder thereof or its attorney-in-fact duly authorized in writing, with such signature guaranteed by an “eligible grantor institution” meeting the requirements of the Note Registrar which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act and (ii) accompanied by such other documents as the Indenture Trustee may require, including but not limited to the applicable IRS Form W-8 or W-9.

(e)             No service charge shall be made to a Noteholder for any registration of transfer or exchange of Notes, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.3 or Section 9.6 not involving any transfer.

(f)              The Indenture Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

The preceding provisions of this Section 2.4 notwithstanding, the Issuer shall not be required to make and the Note Registrar need not register transfers or exchanges of any Notes selected for redemption or of any Note for a period of fifteen (15) days preceding the Redemption Date or any Payment Date, as applicable.

SECTION 2.5 Mutilated, Destroyed, Lost or Stolen Notes. If (i) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuer and the Indenture Trustee harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a “protected purchaser” (as contemplated by Article 8 of the UCC), and provided that the requirements of Section 8-405 of the UCC are met, the Issuer shall execute and upon its written request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; provided that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven (7) days shall be due and payable, or shall have been called for redemption, instead of issuing a replacement Note, the Issuer may upon delivery of the security or indemnity herein required pay such destroyed, lost or stolen Note when so due or payable or upon the Redemption Date without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a “protected purchaser” (as contemplated by Article 8 of the UCC) of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a “protected purchaser” (as contemplated by Article 8 of the UCC), and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

Upon the issuance of any replacement Note under this Section 2.5, the Issuer or the Indenture Trustee may require the payment by the Noteholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee or the Note Registrar) connected therewith.

Every replacement Note issued pursuant to this Section 2.5 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 2.5 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 2.6 Persons Deemed Owners. Prior to due presentment for registration of transfer of any Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee shall treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Issuer, the Indenture Trustee nor any agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

SECTION 2.7 Payment of Principal and Interest; Defaulted Interest.

(a)             Each of the Notes shall accrue interest at its respective Interest Rate, and such interest shall be due and payable on each Payment Date as specified therein, subject to Sections 3.1 and 8.2. Any installment of interest or principal, if any, due and payable on any Note which is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered on the Record Date, by wire transfer of immediately available funds to such account at a bank or other depository institution having appropriate wire transfer facilities as a Noteholder shall designate by written instruction requested and received by the Paying Agent not later than five (5) Business Days prior to the Record Date related to the applicable Payment Date or by such alternative method of payment as may be determined in accordance with Section 11.6, except that, (i) unless Definitive Notes have been issued pursuant to Section 2.12, with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payment will be made by wire transfer in immediately available funds to the account designated by such nominee and (ii) with respect to the final installment of principal payable with respect to such Note on a Payment Date or on the Final Scheduled Payment Date for such Class (and except for the Redemption Price for any Note called for redemption pursuant to Section 10.1) payment will be made as provided below. The funds represented by any such wires returned undelivered shall be held in accordance with Section 3.3.

(b)             The principal of each Note shall be payable in installments on each Payment Date as provided in Section 8.2. Notwithstanding the foregoing, the entire unpaid Note Balance and all accrued interest thereon shall be due and payable, if not previously paid, on the earlier of (i) the date on which an Event of Default shall have occurred and is continuing, if the Indenture Trustee or the Holders of a majority of the Note Balance of the Controlling Class have declared the Notes to be immediately due and payable in the manner provided in Section 5.2 and (ii) with respect to any Class of Notes, on the Final Scheduled Payment Date for that Class. All principal payments on each Class of Notes shall be made pro rata to the Noteholders of such Class entitled thereto. The Indenture Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Payment Date on which the Indenture Trustee expects that the final installment of principal of and interest on such Note will be paid. Such notice shall be transmitted prior to such final Payment Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment. Notices in connection with redemptions of Notes shall be mailed to Noteholders as provided in Section 10.2.

(c)             For purposes of distributions from the Reserve Account pursuant to Section 4.4 of the Sale and Servicing Agreement, any portion of the First Allocation of Principal, Second Allocation of Principal, Third Allocation of Principal, Fourth Allocation of Principal and Fifth Allocation of Principal shall be deemed to be due and payable on any Payment Date on which funds sufficient to pay such portion would be available to make such payment from funds withdrawn from the Reserve Account and distributed with the priorities set forth in accordance with Section 4.4 of the Sale and Servicing Agreement. For the avoidance of doubt, the First Allocation of Principal, Second Allocation of Principal, Third Allocation of Principal, Fourth Allocation of Principal and Fifth Allocation of Principal, or any portion thereof, shall not be due (other than in accordance with Section 8.2(b) hereof) unless amounts are actually available to make such payments in accordance with Section 4.4(a) of the Sale and Servicing Agreement. Additionally, if the Optional Purchase pursuant to Section 8.1 of the Sale and Servicing Agreement is exercised and so long as the Depositor or an Affiliate of the Depositor is the sole Certificateholder, accrued and unpaid interest and the unpaid Note Balance of all Notes and all fees, expenses and indemnities owed to the Indenture Trustee, [the Grantor Trust Trustee (including in its individual capacity),] the Owner Trustee (including in its individual capacity) [and Standby Servicer] and not previously paid shall be deemed to be due and payable on the Redemption Date.

(d)             If the Issuer defaults on a payment of interest on any Class of Notes, the Issuer shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful at the applicable Interest Rate for such Class of Notes), which shall be due and payable on the Payment Date following such default. The Issuer shall pay such defaulted interest to the Persons who are Noteholders on the Record Date for such following Payment Date.

SECTION 2.8 Cancellation. All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly cancelled by the Indenture Trustee. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 2.8, except as expressly permitted by this Indenture. All cancelled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time.

SECTION 2.9 Release of Collateral. Except as contemplated by Section 11.1(b)(v), the Indenture Trustee shall release property from the lien of this Indenture only upon receipt of an Issuer Request accompanied by an Officer’s Certificate, an Opinion of Counsel, and, unless the Notes have been redeemed in accordance with Section 10.1, Independent Certificates in accordance with TIA Sections 314(c) and 314(d)(1) or an Opinion of Counsel in lieu of such Independent Certificates to the effect that the TIA does not require any such Independent Certificates. If the Commission shall issue an exemptive order under TIA Section 304(d) modifying the Issuer’s obligations under TIA Sections 314(c) and 314(d)(1), subject to Section 11.1 and the terms of the Transaction Documents, the Indenture Trustee shall release property from the lien of this Indenture in accordance with the conditions and procedures set forth in such exemptive order.

SECTION 2.10 Book-Entry Notes. The Notes, upon original issuance, will be issued in the form of typewritten Notes representing the Book-Entry Notes, to be delivered to the Indenture Trustee, as agent for DTC, the initial Clearing Agency, by, or on behalf of, the Issuer. One or more fully registered Book-Entry Notes, not in any case to exceed $500 million in principal amount for each such Book-Entry Note, shall be issued with respect to each Class of Notes. Such Notes shall initially be registered on the Note Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Note Owner shall receive a Definitive Note representing such Note Owner’s interest in such Note, except as provided in Section 2.12. Unless and until definitive, fully registered Notes (the “Definitive Notes”) have been issued to the applicable Note Owners pursuant to Section 2.12:

(a)             the provisions of this Section 2.10 shall be in full force and effect;

(b)             the Note Registrar and the Indenture Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Indenture (including the payment of principal of and interest on the Notes and the giving of instructions or directions hereunder) as the sole Noteholder, and shall have no obligation to the Note Owners;

(c)             to the extent that the provisions of this Section 2.10 conflict with any other provisions of this Indenture, the provisions of this Section 2.10 shall control;

(d)             the rights of Note Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between or among such Note Owners and the Clearing Agency and/or the Clearing Agency Participants or Persons acting through Clearing Agency Participants. Pursuant to the Depository Agreement, unless and until Definitive Notes are issued pursuant to Section 2.12, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments of principal of and interest on the Notes to such Clearing Agency Participants; and

(e)             whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Noteholders evidencing a specified percentage of the Note Balance, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners and/or Clearing Agency Participants or Persons acting through Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to the Indenture Trustee.

SECTION 2.11 Notices to Clearing Agency. Whenever a notice or other communication to the Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to Note Owners pursuant to Section 2.12, the Indenture Trustee shall give all such notices and communications specified herein to be given to the Noteholders to the Clearing Agency, and shall have no obligation to the Note Owners.

SECTION 2.12 Definitive Notes. If (a) the Administrator advises the Indenture Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Notes, and the Administrator or the Indenture Trustee is unable to locate a qualified successor, (b) the Administrator at its option advises the Indenture Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (c) after the occurrence of an Event of Default, Note Owners representing beneficial interests aggregating at least a majority of the Note Balance, voting together as a single Class, advise the Indenture Trustee through the Clearing Agency or its successor in writing that the continuation of a book entry system through the Clearing Agency or its successor is no longer in the best interests of the Note Owners, then the Clearing Agency shall notify all Note Owners and the Indenture Trustee of the occurrence of any such event and of the availability of Definitive Notes to Note Owners requesting the same. Upon surrender to the Indenture Trustee of the typewritten Note or Notes representing the Book-Entry Notes by the Clearing Agency, accompanied by registration instructions, the Issuer shall execute and the Indenture Trustee shall authenticate the Definitive Notes in accordance with the instructions of the Clearing Agency. None of the Issuer, the Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.

Upon the issuance of Definitive Notes, the Indenture Trustee shall recognize the Holders of the Definitive Notes as Noteholders.

The Definitive Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

SECTION 2.13 Authenticating Agents.

(a)             Upon the request of the Issuer, the Indenture Trustee shall, and if the Indenture Trustee so chooses, the Indenture Trustee may appoint one or more Persons (each, an “Authenticating Agent”) with power to act on its behalf and subject to its direction in the authentication of Notes in connection with issuance, transfers and exchanges under Sections 2.2, 2.3, 2.4, 2.5 and 9.6, as fully to all intents and purposes as though each such Authenticating Agent had been expressly authorized by those Sections to authenticate such Notes. For all purposes of this Indenture, the authentication of Notes by an Authenticating Agent pursuant to this Section 2.13 shall be deemed to be the authentication of Notes “by the Indenture Trustee.” The Indenture Trustee shall be the Authenticating Agent in the absence of any appointment thereof.

(b)             Any entity into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any entity succeeding to all or substantially all of the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any further act on the part of the parties hereto or such Authenticating Agent or such successor entity.

(c)             Any Authenticating Agent may at any time resign by giving written notice of resignation to the Indenture Trustee and the Issuer. The Indenture Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Issuer. Upon receiving such notice of resignation or upon such termination, the Indenture Trustee may appoint a successor Authenticating Agent and shall give written notice of any such appointment to the Issuer.

(d)             The provisions of Section 6.4 and, for so long as the Indenture Trustee is the Authenticating Agent, all other rights, benefits and protections afforded to the Indenture Trustee hereunder, shall be applicable to any Authenticating Agent.

SECTION 2.14 Tax Treatment.

(a)             The parties hereto acknowledge and agree that it is their mutual intent that the Notes constitute and be treated as indebtedness for United States federal and all applicable state and local income and franchise tax purposes (other than any Notes that are owned during any period of time either by the Issuer or by a Person that is considered to be the same Person as the Issuer for United States federal income tax purposes). Further, each party hereto, and each Noteholder or Note Owner, by accepting and holding a Note or interest therein (other than a Noteholder or Note Owner that is the Issuer or a Person that is considered to be the same Person as the Issuer for United States federal income tax purposes), hereby covenants to every other party hereto and to every other Noteholder and Note Owner to treat the Notes as indebtedness for United States federal and all applicable state and local income and franchise tax purposes in all tax filings, reports and returns and otherwise, and further covenants that neither it nor any of its Affiliates will take, or participate in the taking of or permit to be taken, any action that is inconsistent with such tax treatment and tax reporting of the Notes, unless required by applicable law. All successors and assignees of the parties hereto shall be bound by the provisions hereof.

(b)             The parties hereto agree that it is their mutual intent that, for all applicable purposes the Certificates will not constitute indebtedness.

(c)             Prior to the first Payment Date, at any time required by law and/or promptly upon request, each Noteholder and Note Owner shall provide to the Indenture Trustee, Paying Agent and/or the Issuer (or other person responsible for withholding of taxes) with its Tax Information (subject to any limitation on holders of Restricted Note). Each Noteholder and Note Owner shall provide such person updated Tax Information if any Tax Information previously delivered expires or becomes obsolete or inaccurate in any respect. Each Noteholder and Note Owner is deemed to understand that by acceptance of a Note or interest therein , such Noteholder or Note Owner agrees to supply the foregoing information. Further, each Noteholder and Note Owner is deemed to understand that the Issuer, the Indenture Trustee and the Paying Agent have the right to withhold as required on amounts payable with respect to the Note (without any corresponding gross-up) on any beneficial owner of an interest in a Note that fails to comply with both of the preceding sentences. The Issuer, the Indenture Trustee and the Paying Agent shall be fully protected in relying upon, and each Noteholder and Note Owner by its acceptance of a Note hereunder agrees to indemnify and hold the Issuer, the Indenture Trustee and the Paying Agent harmless against all claims or liability of any kind arising in connection with or related to the Issuer, the Indenture Trustee or the Paying Agent’s reliance upon, any Tax Information provided by any Noteholder or Note owner to the Issuer, the Indenture Trustee or the Paying Agent under this Section 2.14; provided that, no Noteholder or Note Owner shall be liable for or required to indemnify and hold harmless the Issuer, the Indenture Trustee and Paying Agent from and against any expenses or indemnities arising or resulting from the Issuer’s, the Indenture Trustee’s and the Paying Agent’s own willful misconduct, bad faith or negligence. Upon request from the Indenture Trustee or the Paying Agent, the Issuer shall use commercially reasonable efforts to provide the Indenture Trustee or the Paying Agent with such additional information that it may have to assist the Indenture Trustee in making any withholdings or informational reports.

SECTION 2.15 Certain Transfer Restrictions on all Classes of the Notes.

(a)             By acquiring a [Class A-1 Note, Class A-2 Note, Class A-3 Note, Class B Note, Class C Note or Class D] Note (or any interest therein), each purchaser and transferee (and, if applicable, its fiduciary) (i) shall be deemed to represent and warrant that either (A) it is not acquiring and will not hold such Note (or any interest therein) on behalf of, or with any assets of, a Benefit Plan or Plan that is subject to Similar Law or (B) the acquisition, holding and disposition of such Note (or any interest therein) will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any Similar Law and (ii) acknowledges and agrees if it is a Benefit Plan or a Plan that is subject to Similar Law, it shall not acquire such Note (or any interest therein) at any time that the ratings on such Note are below investment grade or if such Note has been characterized as other than indebtedness for applicable local law purposes. [By acquiring a Class E Note [or a Class N Note] (or any interest therein), each purchaser and transferee (and, if applicable, its fiduciary) shall be deemed to represent and warrant that it is not acquiring and will not hold such Class E Note [or Class N Note] (or any interest therein) on behalf of, or with the assets of, a Benefit Plan or Plan that is subject to Similar Law.]

(b)             If for tax or other reasons it may be necessary to track any Notes (e.g., if the Notes have original issue discount), tracking conditions such as requiring that such Notes be in definitive registered form may be required by the Depositor or the Administrator as a condition to such transfer.

(c)             Any purported transfer of a Note not in accordance with this Section 2.15 or not in accordance with Sections 2.16, 2.17 or 2.18 shall be null and void ab initio and shall not be given effect for any purpose hereunder. The Issuer may sell, or direct the Indenture Trustee to sell on its behalf, any Notes acquired in violation of the foregoing at the cost and risk of the purported transferee. If the transferee fails to transfer such Note or such beneficial interests in such Note within thirty (30) days after notice of the voided transfer, then the Issuer shall cause such Noteholder’s interest or Note Owner’s interest in such Note to be transferred in a commercially reasonable sale arranged by the Issuer (conducted by the Issuer or an agent of the Issuer in accordance with Section 9-610(b) of the UCC as applied to securities that are sold on a recognized market or that may decline speedily in value).

(d)             The Indenture Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture (including, without limitation, under this Section 2.15 or under Section 2.16, 2.17 or 2.18) or under applicable law with respect to any transfer of any interest in any Note other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.16 Certain Transfer Restrictions on the 144A Notes.

(a)             None of the Issuer, the Indenture Trustee nor any other Person may register the 144A Notes under the Securities Act or any state securities laws. No 144A Note or any interest therein may be sold or transferred (including by pledge or hypothecation) to any other Person unless such sale or transfer is to a Qualified Institutional Buyer in accordance with Rule 144A (except for transfers of 144A Notes to the Depositor or any of its Affiliates and by the Depositor or any of its Affiliates as part of the initial distribution or any redistribution of the 144A Notes by the Depositor or any of its Affiliates pursuant to a note purchase agreement or any similar agreement).

(b)             Prior to any sale or transfer of any 144A Note (or any interest therein) each prospective transferee of such 144A Note (or any interest therein) (except for transfers of Notes to the Depositor or any of its U.S. corporate Affiliates (or disregarded entities thereof)) shall be deemed to make the following representations to the Indenture Trustee, the Note Registrar and the Depositor:

(i) The transferee (A) is a Qualified Institutional Buyer, (B) is aware that the sale of the 144A Notes to it is being made in reliance on the exemption from registration provided by Rule 144A and (C) is acquiring the 144A Notes for its own account or for one or more accounts, each of which is a Qualified Institutional Buyer, and as to each of which the owner exercises sole investment discretion, and in a principal amount of not less than the minimum denomination of such 144A Note for the purchaser and for each such account.

(ii) The 144A Notes may not at any time be held by or on behalf of any Person (other than the Depositor or an Affiliate of the Depositor) that is not a Qualified Institutional Buyer.

(iii) The transferee understands that the 144A Notes are being offered only in a transaction not involving any public offering in the United States within the meaning of the Securities Act, none of the 144A Notes have been or will be registered under the Securities Act, and, if in the future the transferee decides to offer, resell, pledge or otherwise transfer the 144A Notes, such 144A Notes may only be offered, resold, pledged or otherwise transferred in accordance with this Indenture and the applicable legend on such 144A Notes set forth below. The transferee acknowledges that no representation is made by the Issuer as to the availability of any exemption under the Securities Act or any applicable state securities laws for resale of the 144A Notes.

(iv) The transferee understands that an investment in the 144A Notes involves certain risks, including the risk of loss of all or a substantial part of its investment under certain circumstances. The transferee has had access to such financial and other information concerning the Issuer and the 144A Notes as it deemed necessary or appropriate in order to make an informed investment decision with respect to its purchase of the 144A Notes, including an opportunity to ask questions of and request information from the Servicer, the Depositor and the Issuer. The transferee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the 144A Notes, and the transferee and any accounts for which it is acting are each able to bear the economic risk of the holder’s or of its investment.

(v) In connection with the transfer of the 144A Notes (a) none of the Issuer, the Servicer, the Depositor, any initial purchaser of the 144A Notes, nor the Indenture Trustee is acting as a fiduciary or financial or investment adviser for the transferee, (b) the transferee is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of any initial purchaser of the 144A Notes, the Issuer, the Servicer, the Depositor, or the Indenture Trustee other than in the most current offering memorandum for such 144A Notes and any representations expressly set forth in a written agreement with such party, (c) none of any initial purchaser of the 144A Notes, the Issuer, the Servicer, the Depositor, or the Indenture Trustee has given to the transferee (directly or indirectly through any other person) any assurance, guarantee, or representation whatsoever as to the expected or projected success, profitability, return, performance, result, effect, consequence, or benefit (including legal, regulatory, tax, financial, accounting, or otherwise) of its purchase or the documentation for the 144A Notes, (d) the transferee has consulted with its own legal, regulatory, tax, business, investment, financial, and accounting advisers to the extent it has deemed necessary, and it has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to this Indenture) based upon its own judgment and upon any advice from such advisers as it has deemed necessary and not upon any view expressed by any initial purchaser of the 144A Notes, the Issuer, the Servicer, the Depositor, or the Indenture Trustee, (e) the transferee has determined that the rates, prices or amounts and other terms of the purchase and sale of the 144A Notes reflect those in the relevant market for similar transactions, (f) the transferee is purchasing the 144A Notes with a full understanding of all of the terms, conditions and risks thereof (economic and otherwise), and is capable of assuming and willing to assume (financially and otherwise) these risks and (g) the transferee is a sophisticated investor familiar with transactions similar to its investment in the 144A Notes.

(vi) The transferee understands that the 144A Notes will bear the legend(s) substantially similar to those set forth in Section 2.16(c) unless the Issuer or the Depositor determines otherwise in compliance with applicable law.

(vii) The transferee will not, at any time, offer to buy or offer to sell the 144A Notes by any form of general solicitation or advertising, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio or at a seminar or meeting whose attendees have been invited by general solicitations or advertising.

(viii) The transferee is not acquiring the 144A Notes with a view to the resale, distribution or other disposition thereof in violation of the Securities Act.

(ix) The transferee will provide notice to each Person to whom it proposes to transfer any interest in the 144A Notes of the transfer restrictions and representations set forth in this Indenture.

(x) The transferee acknowledges that any transfer in violation of the foregoing will be of no force and effect, will be void ab initio, and will not operate to transfer any rights to the transferee.

(c)             Each 144A Note will bear a legend to the following effect:

“THIS NOTE OR ANY INTEREST HEREIN HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND THE ISSUER HAS NOT BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “INVESTMENT COMPANY ACT”). THIS NOTE OR ANY INTEREST HEREIN MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT (A) (1) TO A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A “QUALIFIED INSTITUTIONAL

BUYER”) WHO IS EITHER PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, IN A PRINCIPAL AMOUNT OF NOT LESS THAN [FOR CLASS A NOTES, CLASS B NOTES, CLASS C NOTES AND CLASS D NOTES: $[ ] AND IN GREATER WHOLE NUMBER DENOMINATIONS OF $[ ] IN EXCESS THEREOF (EXCEPT FOR ONE SUCH NOTE WHICH MAY BE ISSUED IN INTEGRAL MULTIPLES IN EXCESS THEREOF OF OTHER THAN $[ ])][FOR CLASS E NOTES: $[ ] AND IN GREATER WHOLE NUMBER DENOMINATIONS OF $[ ] IN EXCESS THEREOF (EXCEPT FOR ONE SUCH NOTE WHICH MAY BE ISSUED IN INTEGRAL MULTIPLES IN EXCESS THEREOF OF OTHER THAN $[ ])][FOR CLASS N NOTES: $[ ] AND IN GREATER WHOLE NUMBER DENOMINATIONS OF $[ ] IN EXCESS THEREOF (EXCEPT FOR ONE SUCH NOTE WHICH MAY BE ISSUED IN INTEGRAL MULTIPLES IN EXCESS THEREOF OF OTHER THAN $[ ])] FOR THE PURCHASER AND FOR EACH SUCH ACCOUNT, IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE, OR (2) TO THE SELLER OR ANY OF ITS U.S. CORPORATE AFFILIATES (OR DISREGARDED ENTITIES THEREOF) AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. EACH PURCHASER WILL BE DEEMED TO HAVE MADE CERTAIN REPRESENTATIONS AND AGREEMENTS SET FORTH IN THE INDENTURE. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE INDENTURE TRUSTEE, OR ANY INTERMEDIARY. IF AT ANY TIME, THE ISSUER DETERMINES OR IS NOTIFIED THAT THE HOLDER OF SUCH NOTE OR BENEFICIAL INTEREST IN SUCH NOTE WAS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE REPRESENTATIONS SET FORTH IN THE INDENTURE, THE ISSUER AND THE INDENTURE TRUSTEE MAY CONSIDER THE ACQUISITION OF THIS NOTE OR SUCH INTEREST IN SUCH NOTE VOID AND REQUIRE THAT THIS NOTE OR SUCH INTEREST HEREIN BE TRANSFERRED TO A PERSON DESIGNATED BY THE ISSUER.

TRANSFERS OF THIS NOTE MUST GENERALLY BE ACCOMPANIED BY APPROPRIATE TAX TRANSFER DOCUMENTATION AND ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE INDENTURE.”

(d)               Each [Class A Note, Class B Note, Class C Note and Class D Note] will bear a legend to the following effect:

“BY ACQUIRING THIS NOTE (OR ANY INTEREST HEREIN), EACH PURCHASER AND TRANSFEREE (AND, IF THE PURCHASER OR

TRANSFEREE IS A PLAN (AS DEFINED BELOW), ITS FIDUCIARY) (A) SHALL BE DEEMED TO REPRESENT AND WARRANT THAT EITHER (I) IT IS NOT ACQUIRING AND WILL NOT HOLD THIS NOTE (OR ANY INTEREST HEREIN) ON BEHALF OF, OR WITH THE ASSETS OF, ANY PLAN (AS DEFINED BELOW) THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) (EACH, A “BENEFIT PLAN”) OR A LAW THAT IS SUBSTANTIALLY SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”) OR (II) THE ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE (OR ANY INTEREST HEREIN) WILL NOT GIVE RISE TO A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF ANY SIMILAR LAW AND (B) ACKNOWLEDGES AND AGREES IF IT IS A BENEFIT PLAN OR A PLAN THAT IS SUBJECT TO SIMILAR LAW THAT IT SHALL NOT ACQUIRE THIS NOTE (OR ANY INTEREST HEREIN) AT ANY TIME THAT THE RATINGS ON THIS NOTE ARE BELOW INVESTMENT GRADE OR IF THIS NOTE HAS BEEN CHARACTERIZED AS OTHER THAN INDEBTEDNESS FOR APPLICABLE LOCAL LAW PURPOSES. FOR PURPOSES OF THE FOREGOING, “PLAN” MEANS AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF ERISA WHETHER OR NOT SUBJECT TO TITLE I OF ERISA, A “PLAN” AS DEFINED IN SECTION 4975 OF THE CODE, OR AN ENTITY OR ACCOUNT DEEMED TO HOLD THE PLAN ASSETS OF ANY OF THE FOREGOING.”

(e)              [Each Class E Note [and Class N Note] will bear a legend to the following effect:

“BY ACQUIRING THIS NOTE (OR ANY INTEREST HEREIN), EACH PURCHASER AND TRANSFEREE (AND, IF THE PURCHASER OR TRANSFEREE IS A PLAN (AS DEFINED BELOW), ITS FIDUCIARY) SHALL BE DEEMED TO REPRESENT AND WARRANT THAT IT IS NOT ACQUIRING AND WILL NOT HOLD THIS NOTE (OR ANY INTEREST HEREIN) ON BEHALF OF, OR WITH THE ASSETS OF, ANY PLAN (AS DEFINED BELOW) THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR A LAW THAT IS SUBSTANTIALLY SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE. FOR PURPOSES OF THE FOREGOING, “PLAN” MEANS AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF ERISA WHETHER OR NOT SUBJECT TO TITLE I OF ERISA, A “PLAN” AS DEFINED IN SECTION 4975 OF THE CODE, OR AN ENTITY OR ACCOUNT DEEMED TO HOLD THE PLAN ASSETS OF ANY OF THE FOREGOING.”]

(f)                [If a Note is issued with original issue discount, such Notes will bear legends in substantially the following form and substance (and such legends will satisfy any applicable notice requirement), unless the Depositor or the Issuer determines otherwise in accordance with applicable law:

“THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1273 OF THE CODE). UPON WRITTEN REQUEST, BRIDGECREST ACCEPTANCE CORPORATION WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE OF THIS NOTE, (2) THE ISSUE DATE OF THIS NOTE, (3) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THIS NOTE AND (4) THE YIELD TO MATURITY OF THIS NOTE. ANY SUCH REQUEST SHOULD BE ADDRESSED TO BRIDGECREST ACCEPTANCE CORPORATION, [ ], ATTENTION: [ ].”]

SECTION 2.17 Certain Transfer Restrictions and Representations on Retained or Restricted Notes.

(a)             Any Notes (or interest therein) beneficially owned by the Issuer or an entity which is considered the same Person as the Issuer for United States federal income tax purposes after the Closing Date may not be transferred for United States federal income tax purposes to another Person (other than to an entity which is considered the same Person as the Issuer for United States federal income tax purposes) unless the Administrator shall cause an Opinion of Counsel, of nationally recognized tax counsel, to be delivered to the Depositor and the Indenture Trustee to the effect that either (x) such Notes will be treated as debt for United States federal income tax purposes or (y) the sale of such Notes will not cause [(i)] the Issuer [or the Grantor Trust] to be treated as an association or publicly traded partnership taxable as a corporation for United States federal income tax purposes [or (ii) the Grantor Trust to be treated as other than a grantor trust for United States federal income tax purposes]. If there are other Notes of the same Class as such transferred Notes which were not so retained, tracking conditions such as requiring that such Notes be in definitive registered form may be required by the Administrator as a condition to such transfer (e.g., if the Notes have original issue discount).

(b)             Prior to any sale or transfer of any Restricted Note (or any interest therein) each prospective transferee or purchaser of such Restricted Note (or any interest therein) (except for transfers of such Notes to the Depositor or any of its U.S. corporate Affiliates (or disregarded entities thereof)) shall be deemed to have acknowledged, represented and agreed to the Indenture Trustee, the Note Registrar and the Depositor (unless the Depositor has received an opinion of nationally recognized tax counsel to the effect that the transfer of the Restricted Note without any or all of the deemed acknowledgments, representations and agreements described below, in and of itself, will not ([A]) cause the Issuer [or the Grantor Trust] to be treated as an association or publicly traded partnership taxable as a corporation for United States federal income tax purposes [or (B) cause the Grantor Trust to be treated as other than a grantor trust for United States federal income tax purposes,] and the Depositor has consented in writing that no such deemed representation is required) that:

(i) The transferee will provide notice to each Person to whom it proposes to transfer any interest in the Restricted Notes of the transfer restrictions and representations set forth in this Indenture.

(ii) The transferee’s beneficial interest in a Restricted Note is not and will not be in an amount that is less than the minimum denomination for such Restricted Note set forth in this Indenture, and the transferee does not and will not hold any interest on behalf of any person whose beneficial interest in such a Restricted Note is in an amount that is less than the minimum denomination for such Restricted Note set forth in this Indenture.

(iii) The transferee of a Restricted Note shall provide to the Indenture Trustee and the Issuer an applicable IRS Form W-8 or W-9; provided that no transferee may provide an IRS Form W-8ECI or IRS Form W-8IMY with any IRS Form W-8ECI attached. The transferee is not acquiring or holding the Restricted Note in connection with trade or business within the United States (within the meaning of Section 864 of the Code).

(iv) A transferee that is a partnership, a corporation taxed under Subchapter S of the Code or grantor trust for United States federal income tax purposes (or a disregarded entity the single owner of which is any of the foregoing) is not and will not be used with a principal purpose of the arrangement involving such entity’s beneficial interest in any Restricted Notes or any Certificates to permit any partnership to satisfy the 100 partner limitation of Treasury Regulation Section 1.7704-1(h)(1)(ii) necessary for such partnership not to be classified as a publicly traded partnership under the Code.

(v) No transferee of a Restricted Note shall acquire or transfer any Restricted Note (or any interest therein) or cause any Restricted Note (or any interest therein) to be marketed on or through an “established securities market” within the meaning of Section 7704(b)(1) of the Code, including, without limitation, an over-the-counter market or an interdealer quotation system that regularly disseminates firm buy or sell quotations.

(vi) If any Restricted Note held by the transferee is required to be treated other than as described under Section 2.14(a), then the transferee, or, if different, the beneficial owner of such Restricted Note, shall agree to the designation made pursuant to the Trust Agreement of the partnership representative (and the tax matters partner for any applicable state or local tax purposes) of any partnership in which such Noteholder or beneficial owner is deemed to be a partner under Section 6223(a) of the Code (and any corresponding provision of state law) and any applicable Treasury Regulations thereunder.

(vii) (A) Each Noteholder of a Restricted Note shall provide to the Administrator on behalf of the Issuer and the Depositor any further information required by the Issuer to comply with Sections 6221 through 6241 of the Code, including Section 6226(a) of the Code (and any corresponding provision of state law), (B) if such Noteholder is not the beneficial owner of such Restricted Note, the beneficial owner of such Restricted Note shall provide to the Administrator on behalf of the Issuer and the Depositor any further information required by the Issuer to comply with Sections 6221 through 6241 of the Code, including Section 6226(a) of the Code (and any corresponding provision of state law) and, to the extent the Issuer determines such appointment necessary for it to make an election under Section 6226(a) of the Code (or any corresponding provision of state law), hereby appoints the Noteholder as its agent for purposes of receiving any notifications or information pursuant to the notice requirements under Section 6226(a)(2) of the Code (and any corresponding provision of state law) and (C) to the extent applicable, each Noteholder of a Restricted Note and, if different, each beneficial owner of a Restricted Note, shall hold the Issuer and its Affiliates harmless for any expenses or losses (i) resulting from a beneficial owner of a Restricted Note not properly taking into account or paying its allocated adjustment or liability under Section 6226 of the Code (or any corresponding provision of state law) or (ii) that the Issuer or its Affiliates may suffer that are attributable to the management or defense of an audit under Sections 6221 through 6241 of the Code (or any corresponding provision of state law) or otherwise due to actions it takes with respect to and to comply with the rules under Sections 6221 through 6241 of the Code (or any corresponding provision of state law).

(viii) Upon any subsequent transfer of a Restricted Note (or any interest therein), the transferee covenants that if such Restricted Note is required to be treated as a partnership interest in the Issuer for United States federal income tax purposes, in the event of any subsequent transfer of a Restricted Note (or any interest therein), the transferee shall comply with Section 1446(f) of the Code (including with respect to deducting and withholding from the purchase price paid in respect of such Restricted Note (or interest therein) unless the subsequent transferee obtained and provided to the Indenture Trustee and Depositor a certificate providing for an exemption from such withholding).

(ix) The transferee acknowledges that if such Restricted Note is required to be treated as a partnership interest in the Issuer for United States federal income tax purposes, it hereby agrees to all the provisions of the Trust Agreement, including Section 2.5 thereof.

(x) The transferee acknowledges that any transfer in violation of the foregoing will be of no force and effect, will be void ab initio, and will not operate to transfer any rights to the transferee. While such a transfer is void ab initio, to the extent necessary, the Issuer has the right to, and may, cause the sale of any Restricted Note or interest therein acquired in violation of such provisions above at the cost and risk of the purported owner.  If at any time the Issuer determines or is notified that a purported owner of a Restricted Note or interest therein, as the case may be, was in breach, at the time given, of any of the representations set forth in this Section 2.17, the Issuer may require that such Restricted Note or such beneficial interest therein be transferred to a person designated by the Issuer. If the purported transferee fails to transfer such Restricted Note or such beneficial interests therein within thirty (30) days after notice of the voided transfer, then the Issuer shall cause such purported holder of Restricted Note interest (or beneficial owner) to be transferred in a commercially reasonable sale arranged by the Issuer (conducted by the Issuer or an agent of the Issuer in accordance with Section 9-610(b) of the UCC as applied to securities that are sold on a recognized market or that may decline speedily in value) to a Person that certifies to the Indenture Trustee and the Issuer that such transfer would not violate the provisions of this Section 2.17.

SECTION 2.18 Transfer Restrictions on Certain Notes Upon a Sale of a Certificate. The restrictions on transfer of Notes retained by the Issuer or a Person that is considered the same Person as the Issuer for United States federal income tax purposes provided in Section 2.17(a) shall not continue to apply in the event the Indenture Trustee and the Depositor have received the Initial Certificate Transfer Opinion.

SECTION 2.19 [Determination of SOFR; Benchmark Replacement.

(a)             The Calculation Agent shall obtain SOFR in accordance with the definition of “SOFR Rate” on each SOFR Adjustment Date and shall promptly provide such rate to the Administrator or such person as directed by the Administrator. All determinations of the SOFR Rate by the Calculation Agent, in the absence of manifest error, will be conclusive and binding on the Noteholders.

(b)             The Transaction Documents may be amended to make any technical, administrative or operational changes that, from time to time, may be appropriate to adjust such SOFR Rate in a manner substantially consistent with or conforming to market practice for asset-backed securities.

(c)             If the Administrator determines prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the determination of the then-current Benchmark, the Benchmark Replacement determined by the Administrator will replace the then-current Benchmark for all purposes relating to the Notes in respect of such determination on such date and all such determinations on all subsequent dates. The Administrator shall deliver written notice to each Rating Agency, the Relevant Trustees and the Calculation Agent on any SOFR Adjustment Date if, as of the applicable Reference Time, the Administrator has determined with respect to the related Interest Period that there will be a change in the SOFR Rate or the terms related thereto since the immediately preceding SOFR Adjustment Date due to a determination by the Administrator that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred. The Administrator shall have the right to make SOFR Adjustment Conforming Changes and, in connection with the implementation of a Benchmark Replacement, Benchmark Replacement Conforming Changes, from time to time.

(d)             All percentages resulting from any calculation on the Notes shall be rounded to the nearest one hundred-thousandth of a percentage point, with five-millionths of a percentage point rounded upwards (e.g., 9.8765445% (or 0.098765445) would be rounded to 9.87655% (or 0.0987655)), and all dollar amounts used in or resulting from that calculation on the Notes will be rounded to the nearest cent (with one-half cent being rounded upwards).

(e)             Any determination, decision or election that may be made by the Administrator or any other Person in connection with a Benchmark Transition Event, a Benchmark Replacement Conforming Change or a Benchmark Replacement pursuant to this Section 2.19 (or pursuant to any capitalized term used in this Section 2.19 or in any such capitalized term), including any determination with respect to administrative feasibility (whether due to technical, administrative or operational issues), a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, may be made in the Administrator’s sole discretion, and, notwithstanding anything to the contrary in the Transaction

Documents, will become effective without the consent of any other Person (including any Noteholder). The Noteholders shall not have any right to approve or disapprove of these changes and shall be deemed by their acceptance of a Note to have agreed to waive and release any and all claims relating to any such determinations. Notwithstanding anything to the contrary in the Transaction Documents, none of the Issuer, the Owner Trustee, the Indenture Trustee, the Administrator, the Calculation Agent, the Sponsor, the Depositor or the Servicer will have any liability for any action or inaction taken or refrained from being taken by it with respect to any Benchmark, Benchmark Transition Event, Benchmark Replacement Date, Benchmark Replacement, Unadjusted Benchmark Replacement, Benchmark Replacement Adjustment, Benchmark Replacement Conforming Changes or any other matters related to or arising in connection with the foregoing.

(f)              Each Noteholder and beneficial owner of Notes, by its acceptance of a Note or a beneficial interest in a Note, will be deemed to waive and release any and all claims against the Issuer, the Owner Trustee, the Indenture Trustee, the Calculation Agent, the Administrator, the Sponsor, the Depositor and the Servicer relating to any such determinations.

(g)             None of the Indenture Trustee, the Owner Trustee or the Calculation Agent shall be under any obligation (i) to monitor, determine or verify the availability, unavailability or cessation of SOFR, the Benchmark or Benchmark Replacement or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or Benchmark Replacement Date, (ii) to select, determine or designate any Benchmark Replacement, or other successor or replacement benchmark index or whether any conditions to the designation of such a rate have been satisfied, (iii) to select, determine or designate any Benchmark Replacement Adjustment, or Unadjusted Benchmark Replacement, or other modifier to any replacement or successor index, or (iv) to determine whether or what SOFR Adjustment Conforming Changes or Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing.

(h)             None of the Indenture Trustee, the Owner Trustee or the Calculation Agent shall be liable for any inability, failure or delay on its part to perform any of its duties set forth in this Indenture or any other Transaction Document as a result of the unavailability of SOFR (or other applicable Benchmark) and the absence of a designated Benchmark Replacement, including as a result of any inability, delay, error or inaccuracy on the part of any other transaction party, including without limitation the Servicer or Administrator (on behalf of the Trust), in providing any direction, instruction, notice or information required or contemplated by the terms of this Indenture and the other Transaction Documents and reasonably required for the performance of such duties.

(i)               In no event shall (x) the Calculation Agent be responsible for determining the SOFR Rate or any substitute for SOFR if such rate is not published by the applicable administrator or does not appear on a comparable system as is customarily used to quote SOFR or such substitute for SOFR, (y) the Indenture Trustee or the Owner Trustee be responsible for determining the SOFR Rate or any substitute for SOFR, or (z) the Indenture Trustee or the Owner Trustee be responsible for making any decision or election in connection with a Benchmark Transition Event or a Benchmark Replacement as described above, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event.

(j)               In connection with any of the matters referenced in subsection (i) above, the Indenture Trustee, the Calculation Agent and the Owner Trustee shall be entitled to conclusively rely on any determinations made by the Administrator (on behalf of the Issuer), as applicable, in regards to such matters and shall have no liability for such actions taken at the direction of the Administrator (on behalf of the Issuer).

(k)             The provisions of this Section 2.19 shall survive any termination or discharge of this Indenture to the extent necessary to give effect to the rights and protections set forth herein.]

ARTICLE III

COVENANTS

SECTION 3.1 Payment of Principal and Interest

(a)             Payment of Principal and Interest. The Issuer will duly and punctually pay the principal of and interest on the Notes in accordance with the terms of the Notes and this Indenture. Without limiting the foregoing and subject to Section 8.2, on each Payment Date the Issuer shall cause to be paid all amounts on deposit in the Collection Account which represent Available Funds for such Payment Date in accordance with the Sale and Servicing Agreement. Amounts properly withheld under the Code by any Person from a payment to any Noteholder of interest and/or principal shall be considered to have been paid by the Issuer to such Noteholder for all purposes of this Indenture. Interest accrued on the Notes shall be due and payable on each Payment Date. The final interest payment on each Class of Notes is due on the earlier of (i) the Payment Date (including any Redemption Date) on which the principal amount of that Class of Notes is reduced to zero or (ii) the applicable Final Scheduled Payment Date for that Class of Notes.

SECTION 3.2 Maintenance of Office or Agency. As long as any of the Notes remain Outstanding, the Issuer shall maintain in [ ], an office or agency where Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes. The Issuer shall give prompt written notice to the Indenture Trustee of the location, and of any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

SECTION 3.3 Money for Payments To Be Held in Trust.

(a)             As provided in Sections 5.4 and 8.2, all payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Trust Accounts shall be made on behalf of the Issuer by the Indenture Trustee or by another Paying Agent, and no amounts so withdrawn therefrom for payments on the Notes shall be paid over to the Issuer except as provided in this Section 3.3 and Section 4.4 of the Sale and Servicing Agreement.

(b)             By noon, New York City time, on the Business Day prior to each Payment Date and Redemption Date, the Issuer shall deposit or cause to be deposited into the Collection Account Available Funds with respect to the related Collection Period, and the Paying Agent shall hold such sum in trust for the benefit of the Persons entitled thereto pursuant to the Transaction Documents and (unless the Paying Agent is the Indenture Trustee) shall promptly notify the Indenture Trustee in writing of its action or failure so to act, provided that the amount deposited on any Redemption Date may be reduced by amounts transferred from the Reserve Account to the Collection Account pursuant to Section 4.3(f) of the Sale and Servicing Agreement.

(c)             The Issuer shall cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees to the extent relevant), subject to the provisions of this Section 3.3, that such Paying Agent shall:

(i) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as provided in the Transaction Documents;

(ii) give the Indenture Trustee written notice of any default by the Issuer (or any other obligor upon the Notes) of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

(iii) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

(iv) immediately resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment;

(v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon, including FATCA Withholding (including obtaining and retaining from Persons entitled to payments with respect to the Notes any Tax Information, making any withholdings as required under the Code and paying over such withheld amounts to the appropriate governmental authority); and

(vi) comply with any applicable reporting requirements in connection with any payments made by it on any Notes and any withholding of taxes therefrom, and, upon request, provide any Tax Information to the Issuer.

Notwithstanding the foregoing, for so long as [_________] is acting as the Indenture Trustee hereunder, it shall also act as the Paying Agent.

(d)             The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which such sums were held by such Paying Agent; and upon such a payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

(e)             Subject to applicable laws with respect to the escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and distributed by the Indenture Trustee to the Issuer upon receipt of an Issuer Request and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, shall at the reasonable expense of the Issuer cause to be published once, in an Authorized Newspaper, notice that such money remains unclaimed and that, after a date specified therein, which date shall not be less than thirty (30) days from the date of such publication, any unclaimed balance of such money then remaining shall be paid to the Issuer. The Indenture Trustee may also adopt and employ, at the written direction of and at the expense of the Issuer, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in monies due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Noteholder).

SECTION 3.4 Existence. The Issuer will keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other State or of the United States, in which case the Issuer shall keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Collateral and each other instrument or agreement included in the Trust Estate.

SECTION 3.5 Protection of Collateral. [The][Each of the] Issuer[ and the Grantor Trust] intends the security interest Granted pursuant to this Indenture in favor of the Indenture Trustee on behalf of the Noteholders to be prior to all other Liens in respect of the Collateral, and the Issuer[ and the Grantor Trust] shall take all actions necessary to obtain and maintain, for the benefit of the Indenture Trustee on behalf of the Noteholders, a first Lien on and a first priority, perfected security interest in the Collateral (except to the extent that the interest of the Indenture Trustee therein cannot be perfected by the filing of a financing statement). The Issuer[ and the Grantor Trust] shall from time to time execute and deliver all such supplements and amendments hereto and shall file or shall authorize the filing of all such financing statements, continuation statements, instruments of further assurance and other instruments, all as prepared by the Administrator and delivered to the Issuer[ or the Grantor Trust, as applicable], and shall take such other action necessary or advisable to:

(a)             Grant more effectively all or any portion of the Collateral;

(b)             maintain or preserve the lien and security interest (and the priority thereof) created by this Indenture or carry out more effectively the purposes hereof;

(c)             perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

(d)             enforce any of the Collateral; or

(e)             preserve and defend title to the Collateral and the rights of the Indenture Trustee and the Noteholders in the Collateral against the claims of all Persons.

[The][Each of the] Issuer[ and the Grantor Trust] hereby designates the Indenture Trustee as its agent and attorney-in-fact and hereby authorizes the Indenture Trustee to file all financing statements, continuation statements or other instruments required to be filed (if any) pursuant to this Section 3.5; provided, however, that the Indenture Trustee shall not be obligated to authorize or file such instruments except upon written instruction from the Issuer[, the Grantor Trust] or the Servicer. Notwithstanding any statement to the contrary contained herein or in any other Transaction Document,[ neither] the Issuer[ nor the Grantor Trust] shall [not] be required to notify any insurer with respect to any Insurance Policy about any aspect of the transactions contemplated by the Transaction Documents.

SECTION 3.6 Opinions as to Collateral.

(a)             On the Closing Date, the Issuer shall furnish to or cause to be furnished to the Indenture Trustee an Opinion of Counsel either stating (i) that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture, any indentures supplemental hereto, and any other requisite documents, and with respect to the filing of any financing statements and continuation statements, as are necessary to perfect and make effective the first priority lien and security interest of this Indenture and reciting the details of such action, or (ii) no such action is necessary to make such lien and security interest effective.

(b)             Within 120 days after the beginning of each calendar year, beginning with April 30, 20[ ], the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the filing of any financing statements and continuation statements as are necessary to maintain the lien and security interest created by this Indenture and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest of this Indenture until April 30 in the following calendar year.

SECTION 3.7 Performance of Obligations; Servicing of Receivables.

(a)             The Issuer shall not take any action and shall use its reasonable efforts not to permit any action to be taken by others, including the Administrator[ and the Grantor Trust], that would release any Person from any of such Person’s material covenants or obligations under any instrument or agreement included in the Collateral or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as ordered by any bankruptcy or other court or as expressly provided in this Indenture, the other Transaction Documents or such other instrument or agreement.

(b)             The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer’s Certificate of the Issuer shall be deemed to be action taken by the Issuer. Initially, the Issuer has contracted with the Administrator, and the Administrator has agreed, to assist the Issuer in performing its duties under this Indenture.

(c)             The Issuer shall, and shall cause the Administrator and the Servicer to, punctually perform and observe all of its respective obligations and agreements contained in this Indenture, the other Transaction Documents and the instruments and agreements included in the Collateral, including but not limited to preparing (or causing to be prepared) and filing (or causing to be filed) all UCC financing statements and continuation statements required to be filed by the terms of this Indenture and the other Transaction Documents in accordance with and within the time periods provided for herein and therein. Except as otherwise expressly provided therein,[ neither] the Issuer[ nor the Grantor Trust] shall [not] waive, amend, modify, supplement or terminate any Transaction Document or any provision thereof other than in accordance with the amendment provisions set forth in such Transaction Document.

SECTION 3.8 Negative Covenants. So long as any Notes are Outstanding, the Issuer shall not[, and shall not permit the Grantor Trust to]:

(a)             engage in any activities other than financing, acquiring, owning, pledging, selling and managing the Receivables[, the Grantor Trust Certificate] and the other Collateral as contemplated by this Indenture and the other Transaction Documents;

(b)             except as expressly permitted by this Indenture or in the other Transaction Documents, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Issuer[ or the Grantor Trust];

(c)             except as contemplated by this Indenture or the other Transaction Documents, claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code or applicable state law) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Trust Estate[ or Grantor Trust Estate];

(d)             except as contemplated by this Indenture or the other Transaction Documents, dissolve or liquidate in whole or in part;

(e)             (i) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (ii) permit any Lien (other than Permitted Liens) to be created on or extend to or otherwise arise upon or burden the assets of the Issuer[ or the Grantor Trust] or any part thereof or any interest therein or the proceeds thereof and (iii) permit the lien of this Indenture not to constitute a valid first priority (other than with respect to any Permitted Lien) security interest in the Collateral (it being understood that (A) either each Receivable constituting part of the Collateral is secured by a first priority validly perfected security interest in the Financed Vehicle in favor of the Dealer, as secured party, or all necessary actions with respect to the Receivable have been taken or will be taken to perfect a first priority security interest in the Financed Vehicle in favor of the Dealer, as secured party and (B)[ neither] the Issuer[ nor the Grantor Trust] shall [not] be required to notify any insurer with respect to any Insurance Policy obtained by an Obligor about any aspect of the transactions contemplated by the Transaction Documents);

(f)              incur, assume or guarantee any indebtedness other than indebtedness incurred in accordance with the Transaction Documents; or

(g)             merge or consolidate with, or, except as contemplated by this Indenture or the other Transaction Documents, transfer substantially all of its assets to, any other Person.

SECTION 3.9 Annual Compliance Statement.

(a)             So long as the Depositor is required to file any reports with respect to the Issuer under the Exchange Act, the Issuer shall deliver to the Indenture Trustee and each Rating Agency, within 120 days after the end of each calendar year (commencing with the year ending December 31, 20[ ]), an Officer’s Certificate stating, as to the Authorized Officer signing such Officer’s Certificate, that:

(i) a review of the activities of the Issuer during such year (or since the Closing Date, in the case of the first such Officer’s Certificate) and of its performance under this Indenture has been made under such Authorized Officer’s supervision; and

(ii) to the best of such Authorized Officer’s knowledge, based on such review, the Issuer has complied in all material respects with all conditions and covenants under this Indenture throughout such year, or, if there has been a default in the compliance of any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

(b)             The Issuer shall:

(i) file with the Indenture Trustee, within fifteen (15) days after the Issuer is required (if at all) to file the same with the Commission, copies of the annual reports and such other information, documents and reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) as the Issuer may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act or such other reports required pursuant to TIA Section 314(a)(1);

(ii) file with the Indenture Trustee and the Commission in accordance with rules and regulations prescribed from time to time by the Commission such other information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(iii) supply to the Indenture Trustee (and the Indenture Trustee shall transmit by mail to all Noteholders as required by TIA Section 313(c)) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this Section 3.9(b) as may be required pursuant to rules and regulations prescribed from time to time by the Commission.

(c)             Delivery of such reports, information and documents to the Indenture Trustee is for informational purposes only and the Indenture Trustee’s receipt of such shall not constitute constructive or actual notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Indenture Trustee is entitled to rely exclusively on Officer’s Certificates).

(d)             Unless the Issuer otherwise determines, the fiscal year of the Issuer shall be the same as the fiscal year of the Servicer (which shall end on December 31st of each year).

SECTION 3.10 Restrictions on Certain Other Activities. The Issuer shall not[, and shall not permit the Grantor Trust to]: (i) engage in any activities other than financing, acquiring, owning, pledging, selling and managing the Trust Estate[, the Grantor Trust Estate] and the other Collateral in the manner contemplated by the Transaction Documents; (ii) issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness other than the Notes; (iii) make any loan, advance or credit to, guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person; or (iv) make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

SECTION 3.11 Restricted Payments. [The][Neither the] Issuer[ nor the Grantor Trust] shall [not], directly or indirectly, (a) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer[, to the Grantor Trust Trustee or any owner of a beneficial interest in the Grantor Trust,] or otherwise with respect to any ownership or equity interest or security in or of the Issuer[ or the Grantor Trust] or to the Servicer or the Administrator, (b) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (c) set aside or otherwise segregate any amounts for any such purpose; provided that the Issuer may cause to be made distributions to the Servicer, the Administrator, the Owner Trustee, (including in its individual capacity), [ the Grantor Trust Trustee (including in its individual capacity),] the Indenture Trustee, the Noteholders[, the Grantor Trust Certificateholders] and the Certificateholders as permitted by, and to the extent funds are available for such purpose under this Indenture, the Sale and Servicing Agreement, the Trust Agreement[, the Grantor Trust Agreement] or the Administration Agreement. Other than as set forth in the preceding sentence, the Issuer will not, directly or indirectly, make distributions from the Trust Accounts.

SECTION 3.12 Notice of Events of Default; Servicer Replacement Events[; Early Amortization Events]. The Issuer shall promptly deliver to the Indenture Trustee, the Owner Trustee, [the Grantor Trust Trustee] and each Rating Agency written notice in the form of an Officer’s Certificate of (i) an Event of Default, its status and what action the Issuer is taking or proposes to take with respect thereto [,][and] (ii) the occurrence of a Servicer Replacement Event [and the occurrence of an Early Amortization Event].

SECTION 3.13 Further Instruments and Acts. Upon request of the Indenture Trustee,[ each of] the Issuer[ and the Grantor Trust, as applicable,] shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 3.14 Compliance with Laws. The Issuer shall comply with the requirements of all applicable laws, the non-compliance with which would, individually or in the aggregate, materially and adversely affect the ability of the Issuer to perform its obligations under the Notes, this Indenture or any other Transaction Document.

SECTION 3.15 Removal of Administrator. For so long as any Notes are Outstanding, the Issuer shall not remove the Administrator without cause unless the Rating Agency Condition shall have been satisfied in connection therewith.

SECTION 3.16 Perfection Representations, Warranties and Covenants. The perfection representations, warranties and covenants attached hereto as Schedule I shall be deemed to be part of this Indenture for all purposes.

SECTION 3.17 Investment Company Act. The Issuer is not an “investment company” that is registered or required to be registered under, or otherwise subject to the restrictions of, the Investment Company Act.

SECTION 3.18 Tax Information. To the extent the Issuer receives any Tax Information other than from the Indenture Trustee or Paying Agent, the Issuer shall provide such received Tax Information to the Indenture Trustee upon request.

SECTION 3.19 Debt Instruments. The Issuer represents that the Notes are of the type of debt instruments where payments under such debt instruments may be accelerated by reason of prepayments of other obligations securing such debt instruments.

ARTICLE IV

SATISFACTION AND DISCHARGE

SECTION 4.1 Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect with respect to the Notes except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon, (iv) Sections 3.3, 3.4, 3.5, 3.8, 3.10 and 3.11, (v) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.7 and the obligations of the Indenture Trustee under Section 4.2) and (vi) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when:

(a)             either (i) all Notes theretofore authenticated and delivered (other than (1) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.5 and (2) Notes for which payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.3) have been delivered to the Indenture Trustee for cancellation or (ii) all Notes not theretofore delivered to the Indenture Trustee for cancellation (1) have become due and payable, (2) will become due and payable at the latest occurring Final Scheduled Payment Date within one year, or (3) are to be called for redemption within one year under arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name, and at the expense, of the Issuer, and the Issuer, in the case of clauses (1), (2) or (3), has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Indenture Trustee for cancellation, when due, to the latest occurring Final Scheduled Payment Date or Redemption Date (if Notes shall have been called for redemption pursuant to Section 10.1), as the case may be;

(b)             the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and

(c)             the Issuer has delivered to the Indenture Trustee an Officer’s Certificate, an Opinion of Counsel and (if required by the TIA or the Indenture Trustee, and if such discharge is not related to a redemption of the Notes in accordance with Section 10.1) an Independent Certificate, each meeting the applicable requirements of Section 11.1(a) and, subject to Section 11.2, stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

SECTION 4.2 Application of Trust Money. All monies deposited with the Indenture Trustee pursuant to Section 4.1 shall be held in trust and applied by it, in accordance with the provisions of the Notes, this Indenture and Article IV of the Sale and Servicing Agreement.

Such monies need not be segregated from other funds except to the extent required herein, in the Sale and Servicing Agreement or by law.

SECTION 4.3 Repayment of Monies Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all monies then held by any Paying Agent other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 3.3 and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

ARTICLE V

EVENTS OF DEFAULT; REMEDIES

SECTION 5.1 Events of Default. The occurrence and continuation of any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall constitute a default under this Indenture (each, an “Event of Default”):

(a)             a default in the payment of any interest on any Note of the Controlling Class when the same becomes due and payable, and such default continues for a period of five (5) Business Days or more;

(b)             a default in the payment of principal of any Note on the related Final Scheduled Payment Date or the Redemption Date;

(c)             any failure by the Issuer to duly observe or perform in any respect any of its covenants or agreements made in this Indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere in this Section 5.1 specifically dealt with), which failure materially and adversely affects the rights of the Noteholders, and such failure shall continue unremedied for a period of forty-five (45) days (or for such longer period not in excess of ninety (90) days as may be reasonably necessary to remedy such failure; provided that such failure is capable of remedy within ninety (90) days) after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or by Noteholders evidencing at least 25% of the Note Balance of the Outstanding Notes, voting together as a single Class, a written notice specifying such failure and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(d)             any representation or warranty of the Issuer made in this Indenture proves to have been incorrect in any respect when made, which failure materially and adversely affects the rights of the Noteholders, and which failure continues unremedied for a period of forty-five (45) days (or for such longer period not in excess of ninety (90) days as may be reasonably necessary to remedy such failure; provided that such failure is capable of remedy within ninety (90) days) after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or by Noteholders evidencing at least 25% of the Note Balance of the Outstanding Notes, voting together as a single Class, a written notice specifying such failure and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(e)             a Bankruptcy Event with respect to the Issuer;

provided, however, that (A) if any delay or failure of performance referred to in clause (a) above shall have been caused by a Force Majeure Event or other similar occurrence, the five (5) Business Day grace period referred to in such clause (a) shall be extended for an additional sixty (60) calendar days, (B) if any delay or failure of performance referred to in clause (b) above shall have been caused by a Force Majeure Event or other similar occurrence, such failure or delay shall not constitute an Event of Default for an additional sixty (60) calendar days, (C) if any delay or failure of performance referred to in clause (c) above shall have been caused by a Force Majeure Event or other similar occurrence, the sixty (60) day grace period referred to in such clause (c) shall be extended for an additional sixty (60) calendar days and (D) if any delay or failure of performance referred to in clause (d) above shall have been caused by a Force Majeure Event or other similar occurrence, the sixty (60) day grace period referred to in such clause (d) shall be extended for an additional sixty (60) calendar days.

[In addition, the occurrence of an Early Amortization Event shall cause the Revolving Period to terminate and the Amortization Period to commence as provided in Section 8.6 hereof.]

SECTION 5.2 Acceleration of Maturity.

(a)             Except as set forth in the following sentence, if an Event of Default should occur and be continuing, then and in every such case the Indenture Trustee shall, if directed by the Noteholders representing not less than a majority of the Note Balance of the Controlling Class, declare all the Notes to be immediately due and payable, by a notice in writing to the Issuer (and to the Indenture Trustee if given by Noteholders), and upon any such declaration the unpaid Note Balance of the Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable. If an Event of Default specified in Section 5.1(e) occurs, all unpaid principal, together with all accrued and unpaid interest thereon, of all Notes, and all other amounts payable hereunder, shall automatically become due and payable without any declaration or other act on the part of the Indenture Trustee or any Noteholder.

(b)             At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter provided for in this Article V, the Noteholders representing a majority of the Note Balance of the Controlling Class, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

(i) the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay (A) all payments of principal of and interest on all Notes and all other amounts that would then be due hereunder or upon such Notes if the Event of Default giving rise to such acceleration had not occurred and (B) all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel; and

(ii) all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

No such rescission shall affect any subsequent default or impair any right consequent thereto.

If the Notes have been declared due and payable or have automatically become due and payable following an Event of Default, the Indenture Trustee may institute Proceedings to collect amounts due, exercise remedies as a secured party (including foreclosure or sale of the Collateral) or elect to maintain the Collateral. Any sale of the Collateral by the Indenture Trustee will be subject to the terms and conditions of Section 5.4.

SECTION 5.3 Collection of Indebtedness and Suits for Enforcement by the Indenture Trustee.

(a)             The Issuer covenants that if (i) default is made in the payment of any interest on any Note of the Controlling Class when the same becomes due and payable, and such default continues for a period of five (5) Business Days or more, or (ii) default is made in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable, the Issuer will, upon demand of the Indenture Trustee in writing as directed by the Noteholders representing not less than a majority of the Note Balance of the Controlling Class, pay to the Indenture Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on such Notes for principal and interest, with interest upon the overdue principal, and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest, at the applicable Interest Rate and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.

(b)             In case the Issuer shall fail forthwith to pay the amounts described in clause (a) above upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon such Notes, [or the Grantor Trust] and collect in the manner provided by law out of the [property of the Issuer][Collateral] or other obligor upon such Notes, wherever situated, the monies adjudged or decreed to be payable.

(c)             If an Event of Default shall have occurred and is continuing, the Indenture Trustee may, as more particularly provided in Section 5.4, in its discretion, proceed to protect and enforce its rights and the rights of the Noteholders, by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

(d)             In case there shall be pending, relative to the Issuer or any other obligor upon the Notes [or the Grantor Trust] or any Person having or claiming an ownership interest in the Collateral, Proceedings under the Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person[ or the Grantor Trust or its property], or in case of any other comparable Proceedings relative to the Issuer or other obligor upon the Notes or the Grantor Trust, or to the creditors or property of the Issuer or such other obligor[ or the Grantor Trust] the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section 5.3, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence, bad faith or willful misconduct) and of the Noteholders allowed in such Proceedings;

(ii) unless prohibited by applicable law and regulations, to vote on behalf of the Noteholders in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

(iii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on their behalf; and

(iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Noteholders allowed in any judicial Proceedings relative to [the Issuer, its creditors and its property][the Issuer, the Grantor Trust, their respective creditors and their respective property];

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each Noteholder to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses, indemnities and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence, bad faith or willful misconduct, and any other amounts due the Indenture Trustee under Section 6.7.

(e)             Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such Proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

(f)              All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such Proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Noteholders, to the extent set forth in Section 5.4(b).

(g)             In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Noteholders, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

SECTION 5.4 Remedies; Priorities.

(a)             If an Event of Default shall have occurred and is continuing, the Indenture Trustee may do one or more of the following (subject to Sections 5.2 and 5.5):

(i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer and any other obligor upon such Notes monies adjudged due;

(ii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Collateral;

(iii) exercise any other remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Noteholders; and

(iv) subject to Section 5.17, after an acceleration of the maturity of the Notes pursuant to Section 5.2, sell the Collateral or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law;

provided, however, that the Indenture Trustee may not exercise the remedy described in clause (iv) above unless (A) the Holders of all Outstanding Notes have consented to such liquidation, (B) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and the accrued interest on the Outstanding Notes or (C) the Event of Default either (x) relates to a default described in Section 5.1(a) or (b) (a “Payment Default”) and the Indenture Trustee

determines (but shall have no obligation to make such determination) that the Collections on the Receivables will not be sufficient on an ongoing basis to make all payments on the Notes as they would have become due if the Notes had not been declared due and payable or (y) relates to a Bankruptcy Event and, in the case of each of (x) and (y) above, the Indenture Trustee obtains the consent of the holders of at least 66-2/3% of the Note Balance of the Controlling Class. In determining such sufficiency or insufficiency with respect to clauses (B) and (C)(x) of the preceding sentence, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the [Trust Estate][Collateral] for such purpose. Notwithstanding anything herein to the contrary, if the Event of Default does not relate to a Payment Default or Bankruptcy Event with respect to the Issuer, the Indenture Trustee may not sell or otherwise liquidate the [Trust Estate][Collateral] unless the Holders of all Outstanding Notes consent to such sale or the proceeds of such sale are sufficient to pay in full the principal of and accrued interest on the Outstanding Notes.

(b)             Notwithstanding the provisions of Section 8.2 hereof or Section 4.4 of the Sale and Servicing Agreement, if the Indenture Trustee collects any money or property pursuant to this Article V and the Notes have been accelerated, it shall pay out such money or property (and other amounts, including all amounts held on deposit in the Reserve Account [solely in connection with payment of clauses (i) through (iv)(a)(10) or clauses (i) through (iv)(b)(10) below, as applicable][and the Class N Reserve Account, solely in connection with the payment of clauses (iv)(a)(11) and (iv)(a)(12) or clauses (iv)(b)(11) and (iv)(b)(12) below, as applicable,] held as Collateral for the benefit of the Noteholders (net of liquidation costs associated with the sale of the [Trust Estate][Collateral]) in the following order of priority:

(i) first, [(A)] to the Servicer, the Servicing Fee, any Supplemental Servicing Fees and any Liquidation Reimbursements and all unpaid Standby Servicing Fees, Supplemental Servicing Fees and Liquidation Reimbursements with respect to prior periods [and (B) to the Standby Servicer, any accrued and unpaid Standby Servicing fees, reasonable expenses and indemnification amounts and any accrued and unpaid Servicing Transition Costs to the extent not previously paid by the predecessor Servicer]; [provided, that amounts withdrawn from the Reserve Account may not be used to pay amounts due under clause (A) so long as BAC or an Affiliate of BAC is the Servicer or under clause (B) so long as BAC or an Affiliate of BAC is the Standby Servicer;]

(ii) second, on a pro rata basis, (x) to the Indenture Trustee, the Owner Trustee (including in its individual capacity) [and the Grantor Trust Trustee (including in its individual capacity)], any accrued and unpaid fees, reasonable expenses and indemnification amounts, and (y) to the Asset Representations Reviewer, any accrued and unpaid fees, reasonable expenses and indemnification amounts, in each case, to the extent not previously paid by BAC;

(iii) third, to the Holders of the Class A Notes, the Accrued Class A Note Interest; provided that if there are not sufficient funds available to pay the entire amount of the Accrued Class A Note Interest, the amount available shall be applied to the payment of such interest on each Class of Class A Notes on a pro rata basis based on the amount of interest payable to each Class of Class A Notes;

(iv) fourth, (a) if an acceleration of the Notes has occurred following or as a result of an Event of Default described in Section 5.1(a), (b) or (e), in the following order of priority:

(1)         to the Holders of the Class A[-1] Notes in respect of principal thereof, until the Class A[-1] Notes have been paid in full;

(2)         [to the Holders of the Class A-2[-A] Notes[, the Holders of the Class A-2-B Notes] [,][and] the Holders of the Class A-3 Notes [and the Holders of the Class A-4 Notes] in respect of principal thereof, pro rata, based on the Note Balance of each Class of such Class A Notes until each such Class of the Class A Notes has been paid in full;]

(3)         to the Holders of the Class B Notes, the Accrued Class B Note Interest;

(4)         to the Holders of the Class B Notes in respect of principal thereof until the Class B Notes have been paid in full;

(5)         to the Holders of the Class C Notes, the Accrued Class C Note Interest;

(6)         to the Holders of the Class C Notes in respect of principal thereof until the Class C Notes have been paid in full;

(7)         to the Holders of the Class D Notes, the Accrued Class D Note Interest;

(8)         to the Holders of the Class D Notes in respect of principal thereof until the Class D Notes have been paid in full;

[(9)        to the Holders of the Class E Notes, the Accrued Class E Note Interest; and]

[(10)     to the Holders of the Class E Notes in respect of principal thereof until the Class E Notes have been paid in full;]

[(11)     to the Holders of the Class N Notes, the Accrued Class N Note Interest; and]

[(12)     to the Holders of the Class N Notes in respect of principal thereof until the Class N Notes have been paid in full;] and

(b) if an acceleration of the Notes has occurred following or as a result of an Event of Default described in Section 5.1(c) or (d), in the following order of priority:

(1)         to the Holders of the Class B Notes, the Accrued Class B Note Interest;

(2)         to the Holders of the Class C Notes, the Accrued Class C Note Interest;

(3)         to the Holders of the Class D Notes, the Accrued Class D Note Interest;

[(4)        to the Holders of the Class E Notes, the Accrued Class E Note Interest;]

(5)         to the Holders of the Class A[-1] Notes in respect of principal thereof until the Class A[-1] Notes have been paid in full;

(6)         [to the Holders of the Class A-2[-A] Notes[, the Holders of the Class A-2-B Notes] [,][and] the Holders of the Class A-3 Notes [and the Holders of the Class A-4 Notes] in respect of principal thereof, pro rata, based on the Note Balance of each Class of such Class A Notes, until each such Class of the Class A Notes has been paid in full;]

(7)         to the Holders of the Class B Notes in respect of principal thereof until the Class B Notes have been paid in full;

(8)         to the Holders of the Class C Notes in respect of principal thereof until the Class C Notes have been paid in full;

(9)         to the Holders of the Class D Notes in respect of principal thereof until the Class D Notes have been paid in full;

(10)       [to the Holders of the Class E Notes in respect of principal thereof until the Class E Notes have been paid in full;]

[(11)     to the Holders of the Class N Notes, the Accrued Class N Note Interest;] and

[(12)     to the Holders of the Class N Notes in respect of principal thereof until the Class N Notes have been paid in full; and]

(v) fifth, any remaining funds shall be distributed to the Certificateholders, pro rata based on the Percentage Interest of each Certificateholder, or to the extent Definitive Certificates have been issued, to the Certificate Distribution Account for distribution to or at the direction of the Certificateholders.

The Indenture Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 5.4. At least fifteen (15) days before such record date, the Issuer shall mail to each Noteholder and the Indenture Trustee a notice that states the record date, the payment date and the amount to be paid.

Prior to an acceleration of the Notes after an Event of Default, if the Indenture Trustee collects any money or property pursuant to this Article V, such amounts shall be deposited into the Collection Account and distributed in accordance with Section 4.4 of the Sale and Servicing Agreement and Section 8.2 hereof.

SECTION 5.5 Optional Preservation of the Collateral. If the Notes have been declared or are automatically due and payable under Section 5.2 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, if permitted hereunder, the Indenture Trustee may, but need not, elect to maintain possession of the Collateral and shall continue to apply the proceeds thereof in accordance with Section 5.4(b). It is the intent of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes, and the Indenture Trustee shall take such intent into account when determining whether or not to maintain possession of the Collateral. In determining whether to maintain possession of the Collateral, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Collateral for such purpose.

SECTION 5.6 Limitation of Suits.

(a)               No Holder of any Note shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(i) such Holder has previously given written notice to a Responsible Officer of the Indenture Trustee of a continuing Event of Default;

(ii) the Holders of not less than 25% of the Note Balance of the Controlling Class have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as the Indenture Trustee hereunder;

(iii) such Holder or Holders have offered to the Indenture Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in complying with such request;

(iv) the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings; and

(v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority of the Note Balance of the Controlling Class.

No Noteholder or group of Noteholders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholders or to obtain or to seek to obtain priority or preference over any other Noteholders or to enforce any right under this Indenture, except, in each case, to the extent and in the manner herein provided.

In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Noteholders, each representing less than a majority of the Note Balance of the Controlling Class, the Indenture Trustee shall follow the direction of the Noteholders representing the greater percentage of the Note Balance.

(b)             No Noteholder shall have any right to vote except as provided pursuant to this Indenture and the Notes, nor any right in any manner to otherwise control the operation and management of the Issuer. However, in connection with any action as to which Noteholders are entitled to vote or consent under this Indenture and the Notes, the Issuer may set a record date for purposes of determining the identity of Noteholders entitled to vote or consent in accordance with TIA Section 316(c).

SECTION 5.7 Rights of Noteholders To Receive Principal and Interest. Notwithstanding any other provisions in this Indenture, the Holder of any Note shall have the right to receive payment of the principal of and interest on such Note on or after the respective due dates thereof expressed in such Note or in this Indenture (or, in the case of redemption, on or after the Redemption Date) and to institute suit for the enforcement of any such payment and such right shall not be impaired without the consent of such Noteholder.

SECTION 5.8 Restoration of Rights and Remedies. If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case the Issuer, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

SECTION 5.9 Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy except to the extent explicitly set forth herein, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or otherwise shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 5.10 Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee or any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

SECTION 5.11 Control by Noteholders. Subject to the provisions of Sections 5.4, 5.6, 6.2(d) and 6.2(e), Noteholders holding not less than a majority of the Note Balance of the Controlling Class, shall have the right to direct the time, method and place of conducting any

Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or with respect to the exercise of any trust or power conferred on the Indenture Trustee; provided that

(a) such direction shall not be in conflict with any rule of law or with this Indenture;

(b) any such direction to the Indenture Trustee to sell or liquidate the Collateral shall be effective only to the extent the Indenture Trustee is permitted to take such action pursuant to Sections 5.4(a) and 5.17;

(c) if the conditions set forth in Section 5.5 have been satisfied and the Indenture Trustee elects to retain the [Trust Estate][Collateral] pursuant to such Section, then any direction to the Indenture Trustee by Holders of Notes representing less than 100% of the Note Balance to sell or liquidate the [Trust Estate][Collateral] shall be of no force and effect;

(d) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction, applicable law and the terms of this Indenture; and

(e) such direction shall be in writing;

provided, further, that, subject to Section 6.1, the Indenture Trustee need not take any action that it determines might expose it to personal liability or might materially adversely affect or unduly prejudice the rights of any Noteholders not consenting to such action.

SECTION 5.12 Waiver of Past Defaults. Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 5.2, the Holders of Notes of not less than a majority of the Note Balance of the Controlling Class may waive any past Event of Default and its consequences except an Event of Default that is a default (a) in payment of principal of or interest on any of the Notes, (b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of each Noteholder or (c) arising from a Bankruptcy Event with respect to the Issuer. In the case of any such waiver, the Issuer, the Indenture Trustee and the Noteholders shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

Upon any such waiver, such Event of Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any prior, subsequent or other Event of Default or impair any right consequent thereto.

SECTION 5.13 Undertaking for Costs. All parties to this Indenture agree, and each Noteholder by such Noteholder’s acceptance of a Note shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as the Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.13 shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 10% of the Note Balance of the Outstanding Notes or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture (or, in the case of redemption, on or after the Redemption Date).

SECTION 5.14 Waiver of Stay or Extension Laws. [The][Each of the] Issuer[ and the Grantor Trust, as applicable,] covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and[ each of] the Issuer[ and the Grantor Trust, as applicable] (to the extent that it may lawfully do so)[,] hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 5.15 Action on Notes. The Indenture Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.4(b), if the maturity of the Notes has been accelerated pursuant to Section 5.2 of this Indenture, or Section 4.4 of the Sale and Servicing Agreement and Section 8.2 of this Indenture, if the maturity of the Notes has not been accelerated.

SECTION 5.16 Performance and Enforcement of Certain Obligations.

(a)             Promptly following a request from the Indenture Trustee to do so, the Issuer[ and the Grantor Trust] shall take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance (i) by the Seller and the Servicer, as applicable, of each of their obligations to the Issuer[ and the Grantor Trust] under or in connection with the Sale and Servicing Agreement or (ii) by the Seller or BAC, as applicable, of each of their obligations under or in connection with the Purchase Agreement, in each case, in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer[ and the Grantor Trust] under or in connection with the Sale and Servicing Agreement and the Purchase Agreement, as the case may be, to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default on the part of the Seller, the Servicer or BAC thereunder and the institution of legal or administrative actions or Proceedings to compel or secure performance by the Seller or the Servicer of each of their obligations under the Sale and Servicing Agreement or by the Seller or

BAC, as applicable, of each of their obligations under or in connection with the Purchase Agreement.

(b)             If an Event of Default has occurred and is continuing, the Indenture Trustee may, and, at the direction (which direction shall be in writing) of the Holders of a majority of the Note Balance of the Controlling Class shall, exercise all rights, remedies, powers, privileges and claims of the Issuer[ and the Grantor Trust] against the Seller or the Servicer under or in connection with the Sale and Servicing Agreement and/or against the Seller or BAC under the Purchase Agreement, including the right or power to take any action to compel or secure performance or observance by the Seller, the Servicer and/or BAC, as the case may be, of each of their obligations to the Issuer[ or the Grantor Trust, as applicable,] thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Sale and Servicing Agreement and/or the Purchase Agreement, as applicable, and any right of the Issuer[ or the Grantor Trust, as applicable,] to take such action shall be suspended.

SECTION 5.17 Sale of Collateral. If the Indenture Trustee acts to sell the Collateral or any part thereof, pursuant to Section 5.4(a), the Indenture Trustee shall publish a notice in an Authorized Newspaper stating that the Indenture Trustee intends to effect such a sale in a commercially reasonable manner and on commercially reasonable terms, which shall include the solicitation of competitive bids. Following such publication, the Indenture Trustee shall, unless otherwise prohibited by applicable law from any such action, sell the Collateral or any part thereof, in such manner and on such terms as provided above to the highest bidder, provided, however, that the Indenture Trustee may from time to time postpone any sale by public announcement made at the time and place of such sale. The Indenture Trustee shall give notice to the Depositor and the Servicer of any proposed sale, and the Depositor, the Servicer or any Affiliate thereof shall be permitted to bid for the Collateral at any such sale. The Indenture Trustee may obtain a prior determination from a conservator, receiver or trustee in bankruptcy of the Issuer that the terms and manner of any proposed sale are commercially reasonable. The power to effect any sale of any portion of the Collateral pursuant to Section 5.4 and this Section 5.17 shall not be exhausted by any one or more sales as to any portion of the Collateral remaining unsold, but shall continue unimpaired until the entire Collateral shall have been sold or all amounts payable on the Notes shall have been paid.

ARTICLE VI

THE INDENTURE TRUSTEE

SECTION 6.1 Duties of the Indenture Trustee.

(a)             If an Event of Default has occurred and is continuing, and a Responsible Officer of the Indenture Trustee has actual knowledge thereof or a Responsible Officer of the Indenture Trustee has received written notice thereof, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and shall use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)             Prior to the occurrence of an Event of Default:

(i) the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and the other Transaction Documents to which it is a party and no implied covenants or obligations (including any implied duty to enforce another party’s obligations if the Transaction Documents do not assign such responsibility to another party) shall be read into this Indenture or the other Transaction Documents against the Indenture Trustee; and

(ii) in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; provided however, that the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)             The Indenture Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act, its own willful misconduct or its own bad faith, except that:

(i) this clause (c) does not limit the effect of clause (b) of this Section 6.1;

(ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Indenture Trustee unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.11 or otherwise in accordance with the terms of the Transaction Documents.

(d)             Every provision of this Indenture that in any way relates to the Indenture Trustee is subject to clauses (a), (b) and (c) of this Section 6.1.

(e)             The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.

(f)              Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law or the terms of this Indenture or the Sale and Servicing Agreement.

(g)             No provision of this Indenture or any other Transaction Document shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or thereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

(h)             Every provision of this Indenture and each other Transaction Document relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section 6.1 and to the provisions of the TIA.

(i)               The Indenture Trustee shall take all actions required to be taken by the Indenture Trustee under the Sale and Servicing Agreement.

SECTION 6.2 Rights of the Indenture Trustee.

(a)             The Indenture Trustee may conclusively rely on any document believed by it (i) to be genuine and (ii) to have been signed or presented by the proper person. The Indenture Trustee shall not be responsible for the accuracy of any document provided to the Indenture Trustee, and need not investigate, recalculate, certify or verify any fact, numerical information or matter stated in the document.

(b)             Before the Indenture Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel, as applicable, the cost of which the Indenture Trustee shall not be required to pay. The Indenture Trustee shall not be liable for any action it takes, suffers or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.

(c)             The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or affiliates or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, the Administrator, any such agent, attorney, custodian or nominee appointed with due care by it hereunder, or any co-trustee or separate trustee appointed in accordance with the provisions of Section 6.10.

(d)             The Indenture Trustee shall not be liable for any action it takes or omits to take or errors in judgment made in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Indenture Trustee’s conduct does not constitute willful misconduct, negligence or bad faith.

(e)             The Indenture Trustee may consult with counsel with experience in such matters, and the advice or opinion of counsel with respect to legal matters relating to this Indenture, the other Transaction Documents and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)              The Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or to institute, conduct or defend any investigation, proceeding or litigation under this Indenture or in relation to this Indenture or to honor the request or direction of any of the Noteholders pursuant to this Indenture (other than requests, demands or directions relating to an Asset Review as described in Section 7.6 hereof or to the Noteholders’ or Note Owners’ rights to communicate with each other as described in Section 3.13 of the Sale and Servicing Agreement) unless such Noteholders shall have offered to the Indenture Trustee security or indemnity reasonably satisfactory to the Indenture Trustee against the reasonable costs, expenses, disbursements, advances and liabilities that might be incurred by it, its agents and its counsel in compliance with such request or direction (including any legal fees, costs and expenses incurred in connection with any enforcement (including any action, claim or suit) by the Indenture Trustee of any indemnification or other obligation of the Noteholders).

(g)             In the performance of its obligations as Relevant Trustee under the Sale and Servicing Agreement, the Indenture Trustee shall be entitled to all of the same rights, protections, indemnities and immunities of the Indenture Trustee under this Indenture.

(h)             The Indenture Trustee shall not be imputed with any knowledge of, or information possessed or obtained by [the Standby Servicer,] any other Person, or any affiliate, line of business, or other division of [_________] (and vice versa) unless such person is a Responsible Officer of the Indenture Trustee or a Responsible Officer of the Indenture Trustee also has such actual knowledge or information. Information contained in any reports (including monthly distribution and Regulation AB reports) delivered to the Indenture Trustee and any other publicly available information shall not constitute actual or constructive knowledge or written notice of the contents therein; provided, however, that, notwithstanding any provision in the Transaction Documents to the contrary, any document delivered to the Indenture Trustee the information contained in which the Indenture Trustee is required to take notice of to fulfill its obligations under the Transaction Documents or under applicable law shall constitute actual notice to the Indenture Trustee of such information.

(i)               Notwithstanding anything to the contrary herein or otherwise, under no circumstance will the Indenture Trustee be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including lost profits).

(j)               The Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, other than to the extent set forth in the Transaction Documents or otherwise agreed in writing by the Indenture Trustee or required under applicable law.

(k)             Notwithstanding anything to the contrary in this Indenture, the Indenture Trustee shall not be liable for any loss or damage, or any failure or delay in the performance of its obligations hereunder if it is prevented from so performing its obligations by any reason which is beyond the control of such party, including, but not limited to, applicable law or a Force Majeure Event.

(l)               The right of the Indenture Trustee to perform any permissive or discretionary act enumerated in this Indenture or any related document shall not be construed as a duty.

(m)           Neither the Indenture Trustee nor any of its officers, directors, employees, attorneys or agents will be responsible or liable for the existence, genuineness, value or protection of any collateral, for the legality, enforceability, effectiveness or sufficiency of the Transaction Documents, for the creation, perfection, continuation, priority, sufficiency or protection of any liens with regard to the Collateral or the Transaction Documents, or for any defect or deficiency as to any such matters, to monitor the status of any lien or the performance of the Collateral, or for any failure to demand, collect, foreclose or realize upon or otherwise enforce any of such liens or the Transaction Documents or any delay in doing so, unless such responsibility or liability is otherwise imposed on the Indenture Trustee under this Indenture.

(n)             The Indenture Trustee shall not be liable solely for any action or inaction, or for determining the materiality of any action or inaction, of the Issuer, the Noteholders, the Servicer, or any other party (or agent thereof) to this Indenture or any other Transaction Document and may assume compliance by such parties with their obligations under this Indenture or any other Transaction Documents, unless a Responsible Officer of the Indenture Trustee has actual knowledge or received written notice to the contrary.

(o)             Notwithstanding anything to the contrary in this Indenture, the Indenture Trustee shall not be required to take any action that is not in accordance with applicable law.

(p)             Except as otherwise provided in Sections 7.5 and 7.6 hereof, [Section 3.6 and] Section 9.21 of the Sale and Servicing Agreement and Section 3.7 of the Purchase Agreement, the Indenture Trustee shall not have any duty to conduct any investigation as to the occurrence of any condition requiring the repurchase of any Receivable, the eligibility of any Receivable for purposes of this Indenture or the enforcement of the repurchase of any Receivable. The Indenture Trustee shall not have any liability for activities related to the repurchase of any Receivables, except as otherwise expressly set forth in the Transaction Documents.

(q)             The Indenture Trustee shall not be liable with respect to any action it takes or omits to take in accordance with a direction received by it from the Issuer or the required Noteholders, as the case may be, in accordance with the Transaction Documents.

(r)              The Indenture Trustee shall be deemed not to have knowledge of any event or information (including, but not limited to, an Event of Default) or be required to act upon any event or information (including the sending of any notice), unless a Responsible Officer of the Indenture Trustee has actual knowledge or shall have received written notice thereof and shall have no duty to take any action to determine whether any such event shall have occurred.

(s)              The rights, benefits, protections, immunities and indemnities afforded the Indenture Trustee hereunder shall extend to the Indenture Trustee (as such and in each of its other capacities as applicable) under each other Transaction Document as though set forth therein in their entirety mutatis mutandis.

SECTION 6.3 Individual Rights of the Indenture Trustee. Subject to Section 310 of the TIA, the Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Depositor, the Owner Trustee,[ the Grantor Trust Trustee,] the Administrator and their respective Affiliates with the same rights it would have if it were not the Indenture Trustee, and the Depositor, the Owner Trustee,[ the Grantor Trust Trustee,] the Administrator and their respective Affiliates may maintain normal commercial banking and investment banking relationships with the Indenture Trustee and its Affiliates. Any Paying Agent, Note Registrar, co-registrar, co-paying agent, co-trustee or separate trustee may do the same with like rights. However, the Indenture Trustee must comply with Section 6.11.

SECTION 6.4 The Indenture Trustee’s Disclaimer. The Indenture Trustee shall not be responsible for and makes no representation as to the validity, enforceability or adequacy of this Indenture or the Notes, shall not be accountable for the Issuer’s use of the proceeds from the Notes, and shall not be responsible for any statement of the Issuer in the Indenture or in any document issued in connection with the sale of the Notes or in the Notes (including any recitals), all of which shall be taken as the statements of the Issuer, other than the Indenture Trustee’s certificate of authentication.

SECTION 6.5 Notice of Events of Defaults. If an Event of Default occurs and is continuing and if it is either actually known or written notice of the existence thereof has been delivered to a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall mail to each Noteholder, the Issuer, [the Grantor Trust,] the Owner Trustee[, the Grantor Trust Trustee] and the Administrator notice of the Event of Default within 90 days after such knowledge or notice occurs. Except in the case of an Event of Default in payment of principal of or interest on any Note (including payments pursuant to the mandatory redemption provisions of such Note), the Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Noteholders.

SECTION 6.6 Reports by the Indenture Trustee to Noteholders. On or prior to each Payment Date, the Indenture Trustee shall deliver or make available on its website ([ ], or such other address as specified by the Indenture Trustee from time to time) to each Noteholder a copy of each Servicer’s Certificate delivered to it pursuant to Section 3.8 of the Sale and Servicing Agreement and, with the consent or at the direction of the Issuer, such other information regarding the Notes and/or the Receivables as the Indenture Trustee may have in its possession, but only with the use of a password provided by the Indenture Trustee; provided, however, the Indenture Trustee shall have no obligation to provide such information described in this Section 6.6 until it has received the requisite information from the Issuer or the Servicer. The Indenture Trustee will make no representation or warranties as to the accuracy, content or completeness of such documents and will assume no responsibility therefor. In connection with providing access to the Indenture Trustee’s website, the Indenture Trustee may require registration and the acceptance of a disclaimer. The Indenture Trustee shall not be liable for the dissemination of information in accordance with this Indenture. The Indenture Trustee shall deliver to each Noteholder any information as reasonably requested by the Noteholders or as required by law with respect to the Notes as may be required, as specified by the Servicer, to enable such Noteholder to prepare its federal and state income tax returns. [The initial Servicer will supply to the Indenture Trustee, at the time and in the manner required by applicable Treasury Regulations information, for further distribution to such persons, and to the extent, required by applicable Treasury Regulations with respect to any original issue discount accruing on the Notes.]

SECTION 6.7 Compensation and Indemnity. The Indenture Trustee shall be (i) paid from time to time such compensation as the Servicer and the Indenture Trustee shall from time to time agree in writing for services rendered by the Indenture Trustee hereunder in accordance with an applicable fee letter, (ii) reimbursed for all reasonable expenses, advances and disbursements reasonably incurred by it in connection with the performance of its powers and duties as Indenture Trustee, Relevant Trustee, Note Registrar, Certificate Registrar and Certificate Paying Agent and (iii) indemnified for, and held harmless against, any and all fees, costs, loss, liability, expense, tax, penalty or claim (including reasonable attorneys’ fees and expenses and court costs and any losses incurred in connection with a successful defense, in whole or part, of any claim that the Indenture Trustee breached its standard of care and legal fees and expenses and court costs incurred in actions against the indemnifying party) incurred by it in connection with the administration of the trust or trusts hereunder or under any other Transaction Document, the performance of its duties as Indenture Trustee, Relevant Trustee, Note Registrar, Certificate Registrar and Certificate Paying Agent or the enforcement of its rights (including indemnification rights) under the Transaction Documents. The Indenture Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Indenture Trustee shall notify the Issuer and the Servicer promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee to so notify the Issuer and the Servicer shall not relieve the Issuer or the Servicer of its obligations hereunder or, in the case of the Servicer, under the Sale and Servicing Agreement. The Issuer shall, or shall cause the [initial] Servicer to, defend any such claim (except in connection with any claim for indemnification of any attorneys’ fees, costs and expenses incurred by the Indenture Trustee in connection with any enforcement (including by means of any action, claim or suit) by the Indenture Trustee of any indemnification or other obligation of the Issuer or Servicer), and the Indenture Trustee may have separate counsel and the Issuer shall, or shall cause the initial Servicer to, pay the fees and expenses of such counsel within a reasonable time following receipt by the Servicer of an invoice therefor. None of the Administrator, the Issuer, the Depositor, or the Servicer shall be liable for or required to indemnify the Indenture Trustee from and against any of the foregoing expenses or indemnities arising or resulting from (i) its own willful misconduct, bad faith or negligence, (ii) the inaccuracy of any representation or warranty contained in Section 6.13 made by the Indenture Trustee or (iii) taxes, fees or other charges on, based on or measured by, any fees, commissions or compensation received by the Indenture Trustee.

The compensation and indemnity obligations to the Indenture Trustee pursuant to this Section 6.7 shall survive the termination, assignment, and/or discharge of this Indenture and the resignation or removal of the Indenture Trustee. When the Indenture Trustee incurs expenses after the occurrence of an Event of Default set forth in Section 5.1(e) with respect to the Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency or similar law.

Any amounts payable to the Indenture Trustee pursuant to this Section 6.7 shall be paid pursuant to Section 4.4(a) of the Sale and Servicing Agreement or Section 5.4(b) of this Indenture, as applicable (to the extent of Available Funds available therefor) or, to the extent not paid thereunder, shall be paid by the Servicer pursuant to Section 3.11 of the Sale and Servicing Agreement.

SECTION 6.8 Removal, Resignation and Replacement of the Indenture Trustee. The Indenture Trustee may resign at any time by so notifying the Issuer, the Administrator and the Servicer. The Holders of a majority of the Note Balance of the Controlling Class may remove the Indenture Trustee without cause by giving thirty (30) days’ prior written notice to the Indenture Trustee and the Issuer, and following that removal may appoint a successor to the Indenture Trustee. The Issuer shall remove the Indenture Trustee if:

(a)               the Indenture Trustee fails to comply with Section 6.11;

(b)               a Bankruptcy Event occurs with respect to the Indenture Trustee;

(c)               a receiver or other public officer takes charge of the Indenture Trustee or its property; or

(d)               the Indenture Trustee otherwise becomes incapable of acting.

If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of the Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor Indenture Trustee.

A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee, without any further act, deed or conveyance, shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The successor Indenture Trustee shall mail a notice of its succession to Noteholders. The retiring Indenture Trustee shall promptly transfer all property held by it as the Indenture Trustee to the successor Indenture Trustee.

If a successor Indenture Trustee does not take office within thirty (30) days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the Holders of a majority of the Note Balance of the Controlling Class may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

If the Indenture Trustee fails to comply with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee pursuant to any of the provisions of this Section 6.8 shall not become effective until acceptance of appointment by the successor Indenture Trustee pursuant to this Section 6.8 and payment of all fees, indemnities and expenses owed to the outgoing Indenture Trustee.

Notwithstanding the resignation or removal of the Indenture Trustee pursuant to this Section 6.8, the Issuer’s and the Servicer’s obligations under Section 6.7 shall continue for the benefit of the retiring Indenture Trustee.

The Indenture Trustee shall not be liable for the acts or omissions of any successor Indenture Trustee.

SECTION 6.9 Successor Indenture Trustee by Merger. Subject to Section 6.11, if the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association or other entity, the resulting, surviving or transferee corporation or other entity without any further act shall be the successor Indenture Trustee, provided, that such corporation or banking association or other entity shall be otherwise qualified and eligible under Section 6.11. The Indenture Trustee shall provide the Administrator prompt written notice of any such transaction.

In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee.

SECTION 6.10 Appointment of Co-Indenture Trustee or Separate Indenture Trustee.

(a)               Notwithstanding any other provisions of this Indenture, at any time, after delivering written notice to the Administrator, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the [Trust Estate or the Grantor] Trust Estate may at the time be located, or for an enforcement action or where a conflict of interest exists, the Indenture Trustee and the Administrator acting jointly shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust Estate [or the Grantor Trust Estate], and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Trust Estate [or the Grantor Trust Estate], or any part hereof, and, subject to the other provisions of this Section 6.10, such powers, duties, obligations, rights and trusts as the Indenture Trustee and the Administrator may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11, and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.8.

(b)               Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being intended that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

(ii) no separate trustee or co-trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder, including acts or omissions of predecessor or successor trustees;

(iii) the Indenture Trustee and the Administrator may at any time accept the resignation of or, acting jointly, remove any separate trustee or co-trustee;

(iv) no separate trustee or co-trustee hereunder shall be deemed an agent of the Indenture Trustee; and

(v) the Indenture Trustee shall have no responsibility or liability relating to the appointment of any co-trustee or separate trustee or relating to the action or inaction of any co-trustee or separate trustee.

(c)               Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee and a copy thereof given to the Administrator.

(d)               Any separate trustee or co-trustee may at any time constitute the Indenture Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee. Notwithstanding anything to the contrary in this Indenture, the appointment of any separate trustee or co-trustee shall not relieve the Indenture Trustee of its obligations and duties under this Indenture.

SECTION 6.11 Eligibility; Disqualification. The Indenture Trustee shall at all times satisfy the requirements of TIA Section 310(a) and, in addition, shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and shall have a long term debt rating of investment grade or better by each Rating Agency or shall otherwise be acceptable to each Rating Agency. The Indenture Trustee shall also satisfy the requirements of TIA Section 310(b). Neither the Issuer nor any Affiliate of the Issuer may serve as Indenture Trustee.

SECTION 6.12 Preferential Collection of Claims Against the Issuer. The Indenture Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). Any Indenture Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

SECTION 6.13 Representations and Warranties. The Indenture Trustee hereby makes the following representations and warranties on which the Issuer[, the Grantor Trust] and the Noteholders shall rely:

(i) the Indenture Trustee is a [ ] duly organized, validly existing and in good standing under the laws of the United States;

(ii) the Indenture Trustee has full power, authority and legal right to execute, deliver, and perform this Indenture and shall have taken all necessary action to authorize the execution, delivery and performance by it of this Indenture;

(iii) this Indenture has been duly executed and delivered by the Indenture Trustee; and

(iv) this Indenture is a legal, valid and binding obligation of the Indenture Trustee enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and to general principles of equity.

ARTICLE VII

NOTEHOLDERS’ LISTS AND REPORTS

SECTION 7.1 The Issuer to Furnish the Indenture Trustee Names and Addresses of Noteholders. The Issuer shall furnish or cause to be furnished to the Indenture Trustee (a) not more than five (5) days after each Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Noteholders as of such Record Date and (b) at such other times as the Indenture Trustee may request in writing, within thirty (30) days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than ten (10) days prior to the time such list is furnished; provided, however, that so long as (i) the Indenture Trustee is the Note Registrar or (ii) the Notes are issued as Book-Entry Notes, no such list shall be required to be furnished to the Indenture Trustee.

SECTION 7.2 Preservation of Information; Communications to Noteholders.

(a)               The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Noteholders contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.1 and the names and addresses of Noteholders received by the Indenture Trustee in its capacity as the Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such Section 7.1 upon receipt of a new list so furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar or the Notes are issued as Book-Entry Notes, no such list shall be required to be preserved or maintained.

(b)               The Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes. Upon receipt by the Indenture Trustee of any request by three or more Noteholders or by one or more Noteholders of Notes evidencing not less than 25% of the Note Balance, voting together as a single Class, to receive a copy of the current list of Noteholders (whether or not made pursuant to TIA Section 312(b)), the Indenture Trustee shall promptly notify the Administrator thereof by providing to the Administrator a copy of such request and a copy of the list of Noteholders produced in response thereto.

(c)               The Issuer, the Indenture Trustee and the Note Registrar shall have the protection of TIA Section 312(c).

SECTION 7.3 Reports by the Indenture Trustee. If required by TIA Section 313(a), within 60 days after each March 31, beginning with March 31, 20[ ], the Indenture Trustee shall deliver to each Noteholder as required by TIA Section 313(c), a brief report dated as of such date that complies with TIA Section 313(a). The Indenture Trustee also shall comply with TIA Section 313(b). A copy of each report at the time of its delivery to Noteholders shall be filed by the Indenture Trustee with the Commission and each stock exchange, if any, on which the Notes are listed. The Issuer shall notify the Indenture Trustee if and when the Notes are listed on any stock exchange.

SECTION 7.4 Rule 144A Information. At any time when the Issuer is not subject to Section 13 or 15(d) of the Exchange Act and is not exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, upon the request of a Noteholder or Note Owner of a 144A Note, the Issuer shall promptly furnish or cause to be furnished Rule 144A Information to such Noteholder or Note Owner, to a prospective purchaser of such 144A Note designated by such Noteholder or Note Owner or to the Indenture Trustee for delivery (in the manner contemplated by Section 4.6 of the Sale and Servicing Agreement) to such Noteholder or Note Owner, as the case may be, or a prospective purchaser designated by such Noteholder or Note Owner, in order to permit compliance by such Noteholder or Note Owner with Rule 144A in connection with the resale of such 144A Note by such Noteholder or Note Owner.

SECTION 7.5 Noteholder Demand for Repurchase, Dispute Resolution.

(a)               If a Noteholder (if the Notes are represented by Definitive Notes) or a Note Owner (if the Notes are represented by Book-Entry Notes) becomes aware of a breach of BAC’s representations and warranties in Section 3.3 of the Purchase Agreement that would require BAC to repurchase a Receivable pursuant to Section 3.4 of the Purchase Agreement such Noteholder or Note Owner (the “Requesting Investor”) may, by written notice to the Indenture Trustee, direct the Indenture Trustee to notify BAC of such breach and request that BAC repurchase the related Receivable.  Any such written notice to the Indenture Trustee shall identify the Receivable and shall reference this Indenture, as well as the related breach of representation or warranty.  If the Requesting Investor is a Note Owner, then each written notice from such Requesting Investor must be accompanied by Verification Documents.  Upon receipt of any written notice of a repurchase request that complies with the requirements of this Section 7.5, the Indenture Trustee shall forward such written notice to BAC and request that BAC repurchase the related Receivable pursuant to Section 3.4 of the Purchase Agreement.  For avoidance of doubt, (x) the Indenture Trustee shall not be responsible for determining whether any breach of BAC’s representations and warranties referred to in this Section 7.5(a) or[ the covenants referred to in Section 3.6 of the Sale and Servicing Agreement or] any defect in any Transaction Document or document delivered thereunder constitutes a material breach or document defect and (y) following delivery of the notice and request to BAC referred to in the preceding sentence, the Indenture Trustee shall have no responsibility or liability for the decision by BAC to repurchase or not to repurchase the related Receivable.

(b)               If a Requesting Investor directs the Indenture Trustee to request the repurchase of a Receivable pursuant to clause (a) above, and the repurchase request has not been fulfilled or otherwise resolved to the reasonable satisfaction of such Requesting Investor within 180 days of the receipt of notice of the request by BAC, the Indenture Trustee shall, at the direction of such

Requesting Investor, refer the matter to either mediation (including nonbinding arbitration) or arbitration pursuant to Section 3.7 of the Purchase Agreement; provided, however, if the Indenture Trustee declines to refer the matter to mediation (including nonbinding arbitration) or arbitration due to the failure of such Requesting Investor to offer the Indenture Trustee security or indemnity reasonably satisfactory to the Indenture Trustee against the reasonable costs, expenses, disbursement, advances and liabilities that might be incurred by it, its agents and its counsel in connection with such request, the Requesting Investor may directly refer the matter to either mediation (including nonbinding arbitration) or arbitration pursuant to Section 3.7 of the Purchase Agreement.

(c)               A Requesting Investor shall not be required to direct that an Asset Review be performed prior to submitting a repurchase request with respect to any Receivable or using the dispute resolution provisions pursuant to Section 3.7 of the Purchase Agreement with respect to such Receivable. The failure of a Requesting Investor to direct an Asset Review shall not affect whether any Requesting Investor can pursue dispute resolution. In addition, whether any Requesting Investor voted affirmatively, negatively or abstained in the vote to cause an Asset Review shall not affect whether such Requesting Investor may use the dispute resolution proceedings pursuant to Section 3.7 of the Purchase Agreement. A Requesting Investor may refer to either mediation (including nonbinding arbitration) or arbitration pursuant to Section 3.7 of the Purchase Agreement a dispute related to any Receivables, including any Receivables that the Asset Representations Reviewer did not review in connection with an Asset Review, any Receivables for which the Asset Representations Reviewer found a Test Fail in connection with an Asset Review and any Receivables that the Asset Representations Reviewer reviewed and determined that there were no Test Fails in connection with an Asset Review.

SECTION 7.6 Asset Review Voting.

(a)               If the Delinquency Percentage on any Payment Date exceeds the Delinquency Trigger, then Noteholders (if the Notes are represented by Definitive Notes) or Note Owners (if the Notes are represented by Book-Entry Notes) holding at least 5% of the Outstanding Note Balance [(other than the Class N Notes)] (the “Instituting Noteholders”) may elect to initiate a vote to determine whether the Asset Representations Reviewer should conduct an Asset Review by giving written notice to the Indenture Trustee of their desire to institute such a vote within 90 days after the filing of the Form 10-D disclosing that the Delinquency Percentage exceeds the Delinquency Trigger; provided, however, that the failure of any Noteholder or Note Owner to institute such a vote shall not preclude such Noteholder or Note Owner, as applicable, from pursuing dispute resolution pursuant to Section 3.7 of the Purchase Agreement.  If any Instituting Noteholder is not a Noteholder as reflected on the Note Register, the Indenture Trustee may require such Instituting Noteholder to provide Verification Documents to confirm that the Instituting Noteholder is, in fact, a Note Owner.  If the Instituting Noteholders initiate a vote as described in this clause (a), the Indenture Trustee shall submit the matter to a vote of all Noteholders, which shall be through the Clearing Agency if the Notes are represented by Book-Entry Notes, and the Issuer will include or cause to be included in the related Form 10-D that such a vote has been called.  The Indenture Trustee may set a Record Date for purposes of determining the identity of Noteholders or Note Owners, as applicable, entitled to vote in accordance with TIA Section 316(c). The vote will remain open until the 150th day after the filing of the Form 10-D disclosing that the Delinquency Percentage exceeds the Delinquency

Trigger.  Abstaining from, voting in favor of, or voting against causing the Asset Representations Reviewer to conduct an Asset Review shall not preclude any Noteholder from pursuing dispute resolution pursuant to Section 3.7 of the Purchase Agreement.  The “Noteholder Direction” shall be deemed to have occurred if Noteholders representing at least a majority of the voting Noteholders vote in favor of directing an Asset Review of the Subject Receivables by the Asset Representations Reviewer.  Following the completion of the voting process, the next Form 10-D filed by the Depositor will disclose whether or not a Noteholder Direction has occurred.

(b)               Within five (5) Business Days of the Review Satisfaction Date, the Indenture Trustee will send a written notice (a “Review Notice”) to BAC, the Depositor, the Servicer and the Asset Representations Reviewer specifying that the asset review conditions have been satisfied, providing the applicable Review Satisfaction Date and directing the Asset Representations Reviewer to conduct an Asset Review of the Subject Receivables.

(c)               Notwithstanding clauses (a) and (b) of this Section 7.6, a Noteholder (if the Notes are represented by Definitive Notes) or Note Owner (if the Notes are represented by Book-Entry Notes) need not direct an Asset Review be performed prior to (i)(x) directing the Indenture Trustee to notify BAC of a breach of BAC’s representations and warranties in Section 3.3 of the Purchase Agreement that would require BAC to repurchase a Receivable pursuant to Section 3.4 of the Purchase Agreement and (y) requesting that BAC repurchase the related Receivable pursuant to Section 7.5 hereof or (ii) referring the matter, at its discretion, to either mediation (including nonbinding arbitration) or arbitration pursuant to Section 3.7 of the Purchase Agreement.

(d)               The Issuer hereby acknowledges and agrees that it shall cooperate with the Indenture Trustee to facilitate any vote by the Instituting Noteholders pursuant to the terms of this Section 7.6.

ARTICLE VIII

ACCOUNTS, DISBURSEMENTS AND RELEASES

SECTION 8.1 Collection of Money. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture and the Sale and Servicing Agreement. The Indenture Trustee shall apply all such money received by it as provided in this Indenture and the Sale and Servicing Agreement. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the [Trust Estate][Collateral], the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim an Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

SECTION 8.2 Trust Accounts.

(a)               On the Business Day before each Payment Date, the Issuer shall cause the Servicer to deposit all Collections with respect to the Collection Period preceding such Payment Date in the Collection Account as provided in Sections 4.2 and 4.3 of the Sale and Servicing Agreement. On or before each Payment Date, all amounts required to be withdrawn from the Reserve Account [and the Class N Reserve Account][and the Pre-Funding Account] and deposited in the Collection Account pursuant to Section 4.3 of the Sale and Servicing Agreement shall be withdrawn by the Indenture Trustee from the Reserve Account [the Class N Reserve Account][and the Pre-Funding Account] and deposited to the Collection Account as instructed on the Servicer’s Certificate.

(b)               Prior to the acceleration of the maturity of the Notes pursuant to Section 5.2 of this Indenture, on each Payment Date [during the Amortization Period] and the Redemption Date, the Indenture Trustee shall distribute (in accordance with Section 4.4 of the Sale and Servicing Agreement) the First Allocation of Principal, the Second Allocation of Principal, the Third Allocation of Principal, the Fourth Allocation of Principal, [the Fifth Allocation of Principal] and the Regular Allocation of Principal:

(i) first, sequentially to the Class A[-1] Noteholders until the Class A[-1] Notes are paid in full, then] to the Class A-2[-A] Noteholders [and the Class A-2-B Noteholders], on a pro rata basis, until the Class A-2 Notes are paid in full and then to the Class A-3 Noteholders until the Class A-3 Notes are paid in full];

(ii) second, to the Class B Noteholders until the Class B Notes are paid in full;

(iii) third, to the Class C Noteholders until the Class C Notes are paid in full; [and]

(iv) fourth, to the Class D Noteholders until the Class D Notes are paid in full[; and]

(v) [fifth, to the Class E Noteholders until the Class E Notes are paid in full].

(c)               [Prior to the acceleration of the maturity of the Notes pursuant to Section 5.2 of this Indenture, on each Payment Date [during the Amortization Period] and the Redemption Date, the Indenture Trustee shall distribute (in accordance with Section 4.4 of the Sale and Servicing Agreement) the Subordinate Distributable Amount to the Class N Noteholders until the Class N Notes are paid in full.]

(d)               On the Payment Date on which the Notes of all Classes have been paid in full, the Indenture Trustee shall take all necessary or appropriate actions, as directed by the Issuer and at no expense to the Indenture Trustee[,][ or] the Owner Trustee[ and the Grantor Trust Trustee], to transfer all of its right, title and interest in the contents of the Collection Account (including any investments and investment income) to the Certificate Paying Agent for the benefit of the Certificateholders for deposit into such new non-interest bearing account to be established by the Certificate Paying Agent in accordance with Section 4.1(a)(i) of the Sale and Servicing Agreement. Following such transfer, the Collection Account will be maintained under the sole dominion and control of the Certificate Paying Agent for the benefit of the Certificateholders and the Relevant Trustee will make distributions from the Collection Account pursuant to Section 4.4 of the Sale and Servicing Agreement.

(e)               [On each Funding Date, the Indenture Trustee shall withdraw the related Receivables Purchase Price from amounts on deposit in the Pre-Funding Account in accordance with the Depositor’s directions. On the first Payment Date following the end of the Funding Period, and after the application of Available Funds pursuant to Section 4.4 of the Sale and Servicing Agreement, the Indenture Trustee shall, based on information set forth in the related Servicer’s Certificate, withdraw any remaining funds on deposit in the Pre-Funding Account (excluding investment earnings, if any) and pay an amount equal to the amount of such funds in the following priority to the Holders of the Notes:

(i) if the aggregate amount of such funds exceeds $[●], to pay principal on each Outstanding Class of Notes on a pro rata basis (based on the Initial Note Balance of each Class of Notes as a fraction of the aggregate Initial Note Balance of the Notes); provided, that if the pro rata portion of the remaining funds allocable to any Class of Notes would exceed the outstanding Note Balance of that Class after giving effect to any distributions of principal made on such Payment Date, then the funds in excess of such outstanding Note Balance will be paid sequentially to the remaining Classes of Notes in the order of priority set forth in Section 8.2(b); and

(ii) if the aggregate amount of such funds is less than or equal to $[●], to pay principal on the outstanding Note Balance of each Class of Notes (after giving effect to any distributions of principal made on such Payment Date) in sequential order of priority beginning with the Class A[-1] Notes until each such Class of Notes is paid in full.]

SECTION 8.3 General Provisions Regarding Accounts.

(a)               The funds in the Trust Accounts shall be invested in Eligible Investments in accordance with and subject to Section 4.1(b) of the Sale and Servicing Agreement; provided, however, that any amounts deposited into the Collection Account on the day prior to a Payment Date (or Redemption Date) to be distributed on such Payment Date (or Redemption Date) shall remain uninvested. All interest and investment income (net of losses and investment expenses) on funds on deposit in the Trust Accounts [(other than from the Reserve Account that shall be distributed to or at the direction of the Depositor)] shall be distributed in accordance with the provisions of Section 4.4(a) of the Sale and Servicing Agreement. The Indenture Trustee shall not be directed to make any investment of any funds or to sell any investment held in any of the Trust Accounts unless the security interest Granted and perfected in such account will continue to be perfected in such investment or the proceeds of such sale, in either case without any further action by any Person.

(b)               [Notwithstanding any other provision of this Indenture or any other Transaction Document, funds on deposit in the Reserve Account shall only be invested in Eligible Investments deemed to be “cash” or “cash equivalents” for purposes of 17 CFR Part 246.4(b)(2) of Regulation RR, as determined by the Servicer. The Indenture Trustee shall have no obligation to determine whether any investment of funds on deposit in the Reserve Account meet the requirements of 12 CFR Part 246.4(b)(2) of Regulation RR.]

(c)               Subject to Section 6.1(c), the Indenture Trustee shall not in any way be held liable by reason of any insufficiency in any of the Trust Accounts resulting from any loss on any Eligible Investment included therein, except for losses attributable to the Indenture Trustee’s failure to make payments on any such Eligible Investments issued by the Indenture Trustee in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.

(d)               If (i) investment directions shall not have been given in writing by the Servicer in accordance with Section 4.1(b) of the Sale and Servicing Agreement for any funds on deposit in the Trust Accounts to the Indenture Trustee by 11:00 a.m., New York City time (or such other time as may be agreed by the Servicer and the Indenture Trustee), on any Business Day or (ii) Event of Default shall have occurred and is continuing with respect to the Notes but the Notes shall not have been declared due and payable pursuant to Section 5.2 or (iii) the Notes shall have been declared due and payable following an Event of Default and amounts collected or received from the [Trust Estate][Collateral] are being applied in accordance with Section 4.4 of the Sale and Servicing Agreement as if there had not been such a declaration, then the Indenture Trustee shall, to the fullest extent practicable, invest and reinvest funds in the Trust Accounts in one or more Eligible Investments in accordance with the standing instructions most recently given by the Servicer; provided, however, that if no standing instructions shall have been given to the Indenture Trustee, the funds shall remain uninvested.

(e)               Pursuant to Section 4.1(b) of the Sale and Servicing Agreement, the Servicer acknowledges that upon its written request and at no additional cost, it has the right to receive notification after the completion of each purchase and sale of Eligible Investments or the Indenture Trustee’s receipt of a broker’s confirmation. The Servicer agrees that such notifications shall not be provided by the Indenture Trustee hereunder, and the Indenture Trustee shall make available, upon request and in lieu of notifications, periodic account statements that reflect such investment activity.

SECTION 8.4 Release of Collateral.

(a)               Subject to the payment of its fees and expenses pursuant to Section 6.7, the Indenture Trustee may if permitted by and in accordance with the terms hereof, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee’s interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article VIII shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

(b)               The Indenture Trustee shall, at such time as there are no Notes Outstanding and all amounts due to the Indenture Trustee pursuant to Section 6.7 have been paid, release any remaining portion of the Collateral that secured the Notes from the lien of this Indenture and release to the Issuer or any other Person entitled thereto any funds then on deposit in the Trust Accounts; [provided, that following any Optional Purchase pursuant to Section 8.1 of the Sale and Servicing Agreement, any amounts remaining on deposit in the Reserve Account shall be distributable to or at the direction of the Depositor.] Such release shall include release of the lien of this Indenture and transfer of dominion and control over the Trust Accounts to the Issuer or its designee. The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section 8.4 only upon receipt of an Issuer Request accompanied by an Officer’s Certificate and an Opinion of Counsel.

Each Noteholder or Note Owner, by its acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, acknowledges that from time to time the Indenture Trustee shall release the lien of this Indenture (or shall be deemed to automatically release the lien of this Indenture without any further action) on any Receivable to be sold to [(i) the Servicer in accordance with Section 3.6 of the Sale and Servicing Agreement and (ii)] BAC in accordance with Section 3.4 of the Purchase Agreement.

(c)               [The Indenture Trustee shall, at such time as there are no Class N Notes Outstanding and all amounts due to the Indenture Trustee in connection with, and reasonably attributable (as determined by the Administrator) to, such Class N Notes pursuant to Section 6.7 have been paid, release any remaining portion of the Collateral that secured the Class N Notes from the lien of this Indenture and release to or at the direction of the Depositor any funds then on deposit in the Class N Reserve Account, including any net investment earnings. The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section 8.4 only upon receipt of an Issuer Request accompanied by an Officer’s Certificate and an Opinion of Counsel.]

SECTION 8.5 Opinion of Counsel. The Indenture Trustee shall receive at least seven days’ prior notice (or such shorter notice as is acceptable to the Indenture Trustee) when requested by the Issuer to take any action pursuant to Section 8.4(a), accompanied by copies of any instruments involved, and the Indenture Trustee may also require as a condition to such action, an Opinion of Counsel, in form and substance satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Notes or the rights of the Noteholders in contravention of the provisions of this Indenture; provided, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the [Trust Estate][Collateral]. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.

SECTION 8.6 [Revolving Period and Amortization Period

(a)          During the Revolving Period, the Issuer may direct the Depositor to transfer Additional Receivables to the Issuer [or the Grantor Trust], and the Indenture Trustee shall release funds from the Pre-Funding Account or the Accumulation Account, as applicable, for the purchase of such Additional Receivables on each related Funding Date, in each case in accordance with the terms of the Sale and Servicing Agreement and the Purchase Agreement. All Additional Receivables so acquired shall be automatically subject to the lien of this Indenture and included in the Collateral without any further action by any Person.

(b)          The Revolving Period shall continue from the Closing Date until the earliest to occur of (i) the scheduled end of the Revolving Period as set forth in the Sale and Servicing Agreement, (ii) the occurrence of an Early Amortization Event and (iii) the occurrence of an Event of Default that has resulted in an acceleration of the Notes pursuant to Section 5.2 (such earliest date, the “Amortization Period Commencement Date”). Upon the Amortization Period Commencement Date, the Amortization Period shall commence and no further Additional Receivables shall be acquired by the Issuer [or the Grantor Trust].

(c)          During the Amortization Period, principal collections on the Receivables shall be distributed to the Noteholders in accordance with Section 8.2(b) hereof and Section 4.4 of the Sale and Servicing Agreement, and no funds shall be released from the Pre-Funding Account or the Accumulation Account for the purchase of Additional Receivables. Any remaining funds on deposit in the Pre-Funding Account or the Accumulation Account on the Amortization Period Commencement Date shall be deposited into the Collection Account and applied in accordance with Section 4.4 of the Sale and Servicing Agreement.

(d)          The Issuer shall promptly notify the Indenture Trustee, the Owner Trustee and each Rating Agency in writing of the occurrence of the Amortization Period Commencement Date and the commencement of the Amortization Period.

ARTICLE IX

SUPPLEMENTAL INDENTURES

SECTION 9.1 Supplemental Indentures Without Consent of Noteholders.

(a)               Without the consent of the Noteholders or any other Person, the Issuer[, the Grantor Trust] and the Indenture Trustee (when so directed by an Issuer Request) but with prior notice from the Issuer to each Rating Agency, at any time and from time to time, may enter into one or more indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or for the purposes of modifying in any manner the rights of the Noteholders under this Indenture subject to the satisfaction of the following conditions:

(i) the Issuer delivers an Opinion of Counsel to the Indenture Trustee to the effect that such supplemental indenture will not materially and adversely affect the interests of the Noteholders; or

(ii) the Rating Agency Condition is satisfied with respect to such amendment and the Issuer notifies the Indenture Trustee in writing that the Rating Agency Condition is satisfied with respect to such amendment.

(b)               Without the consent of the Noteholders or any other Person, the Issuer[, the Grantor Trust] and the Indenture Trustee (when so directed by an Issuer Request), may also enter into one or more indentures supplemental hereto for the purpose of conforming the terms of this Indenture to the description thereof in the Prospectus or, to the extent not contrary to the Prospectus, to the description thereof in an offering memorandum with respect to the 144A Notes or the Certificates.

(c)               Prior to the execution of any such supplemental indenture, the Issuer shall provide written notification of the substance of such supplemental indenture to each Rating Agency [,][and] the Owner Trustee[ and the Grantor Trust Trustee]; and promptly after the execution of any such supplemental indenture, the Issuer shall furnish a copy of such supplemental indenture to each Rating Agency, the Owner Trustee[, the Grantor Trust Trustee] and the Indenture Trustee; provided, that no supplemental indenture pursuant to this Section 9.1 shall be effective which adversely affects the rights, protections or duties of the Indenture Trustee or the Owner Trustee (including in its individual capacity)[ or the Grantor Trust Trustee (including in its individual capacity)] without the prior written consent of such Person (which consent shall not be unreasonably withheld or delayed).

(d)               Promptly after the execution by the Issuer[, the Grantor Trust] and the Indenture Trustee of any supplemental indenture pursuant to this Section 9.1, the Indenture Trustee shall mail or electronically transmit to the Noteholders a copy of such amendment or supplemental indenture. Any failure of the Indenture Trustee to mail or electronically transmit a copy of such amendment or supplemental indenture, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

(e)               Notwithstanding subsection (a) of this Section 9.1, this Indenture may only be amended by the Issuer[, the Grantor Trust] and the Indenture Trustee if (i) the Majority Certificateholders, or, if 100% of the aggregate Percentage Interests is then beneficially owned by BAC and/or its Affiliates, such Person (or Persons) consent to such supplemental indenture or amendment or (ii) such supplemental indenture or amendment shall not, as evidenced by an Officer’s Certificate of the Depositor or an Opinion of Counsel delivered to the Indenture Trustee and the Owner Trustee[ and the Grantor Trust Trustee], materially and adversely affect the interests of the Certificateholders. In determining whether 100% of the aggregate Percentage Interests is then beneficially owned by BAC and/or its Affiliates for purposes of clause (i), any party shall be entitled to rely on an Officer’s Certificate or similar certification of BAC or any Affiliate thereof to such effect. It will not be necessary to obtain the consent of the Certificateholders to approve the particular form of any proposed supplemental indenture or amendment or consent, but it will be sufficient if such consent approves the substance thereof. For the avoidance of doubt, no consent of the Certificateholders or delivery of any such Officer’s Certificate or Opinion of Counsel contemplated in clause (ii) of this subsection (e) shall be required in connection with an amendment to this Indenture pursuant to subsection (b) of this Section 9.1.

(f)                Notwithstanding anything herein to the contrary, for purposes of classifying the Issuer as other than a corporation and the Grantor Trust as a grantor trust under the Code, without the consent of all of the Noteholders and all of the Certificateholders, no amendment shall be made to this Indenture unless the Issuer delivers an Opinion of Counsel to the Indenture Trustee, the Owner Trustee and the Grantor Trust Trustee to the effect that such amendment will not, in and of itself, cause the Issuer (or any part thereof) to be classified as an association or publicly traded partnership taxable as a corporation for United States federal income tax purposes, or the Issuer (to the extent it is not wholly owned by a single taxpayer for United States federal income tax purposes) to be treated as engaged in the conduct of a trade or business within the United States, or the Grantor Trust (or any part thereof) to be classified as other than a grantor trust under subtitle A, chapter 1, subchapter J, part I, subpart E of the Code.

(g)               [Notwithstanding anything under this Section 9.1 or in any other Transaction Document to the contrary, to the extent permitted by the TIA, this Indenture may be supplemented by the Issuer without the consent of the Indenture Trustee, the Calculation Agent, the Paying Agent, [the Grantor Trust Trustee’s,] the Owner Trustee, any Noteholder or any other Person, and without satisfying any other provisions of this Indenture related to supplements thereto or in any other Transaction Document, solely in connection with any SOFR Adjustment Conforming Changes or, following the determination of a Benchmark Replacement, any Benchmark Replacement Conforming Changes to be made by the Administrator; provided, that the Issuer has delivered notice of such supplement to the Rating Agencies and the Indenture Trustee on or prior to the date such supplement is executed; provided, further, that any such SOFR Adjustment Conforming Changes or any such Benchmark Replacement Conforming Changes will not affect the Indenture Trustee’s, the Paying Agent’s, [the Grantor Trust Trustee’s] or the Owner Trustee’s rights, indemnities or obligations without the Indenture Trustee’s, the Paying Agent’s, [the Grantor Trust Trustee’s] or the Owner Trustee’s consent, respectively. For the avoidance of doubt, any SOFR Adjustment Conforming Changes or any Benchmark Replacement Conforming Changes in any supplement to this Indenture may be retroactive (including retroactive to the Benchmark Replacement Date) and this Indenture may be supplemented more than once in connection with any SOFR Adjustment Conforming Changes or any Benchmark Replacement Conforming Changes.]

SECTION 9.2 Supplemental Indentures with Consent of Noteholders.

(a)               With the consent of Noteholders holding not less than a majority of the Note Balance of the Outstanding Notes, voting together as a single Class, by Act of such Holders delivered to the Issuer[, the Grantor Trust] and the Indenture Trustee, the Issuer[, the Grantor Trust] and the Indenture Trustee (when so directed by an Issuer Request), may enter into one or more indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Noteholders under this Indenture; provided that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby and prior notice by the Issuer to the Rating Agencies:

(i) change the coin or currency in which, any Note or the interest thereon is payable, reduce the interest rate or principal amount of any Note, or delay the Final Scheduled Payment Date or reduce the Redemption Price of any Note;

(ii) reduce the percentage of the Note Balance, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

(iii) modify or alter the provisions of the proviso to the definition of the term “Outstanding” [or the definition of the term “Early Amortization Event”];

(iv) reduce the percentage of the Note Balance required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Trust Estate pursuant to Section 5.4 if the proceeds of such sale would be insufficient to pay the Note Balance plus accrued but unpaid interest on the Notes;

(v) modify any provision of this Section 9.2 in any respect materially adverse to the interests of the Noteholders;

(vi) permit the creation of any Lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated herein or in the Transaction Documents, terminate the lien of this Indenture on any property at any time subject hereto or deprive any Noteholder of the security provided by the lien of this Indenture; or

(vii) impair the right to institute suit for the enforcement of payment as provided in Section 5.7.

(b)               It shall not be necessary for any Act of Noteholders under this Section 9.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.[ For purposes of this Section 9.2, if BAC and/or its Affiliates is the Holder of Notes representing 100% of the Note Balance of the Outstanding Notes, such Person (or Persons) may consent to such amendment on behalf of the Noteholders. In determining whether BAC and/or its Affiliates is the Holder of the Notes representing 100% of the Note Balance of the Outstanding Notes for purposes of preceding sentence, any party shall be entitled to rely on an Officer’s Certificate or similar certification of BAC or any Affiliate thereof to such effect.]

(c)               Prior to the execution of any such supplemental indenture, the Issuer shall provide written notification of the substance of such supplemental indenture to each Rating Agency [and][,] the Owner Trustee[ and the Grantor Trust Trustee]; and promptly after the execution of any such supplemental indenture, the Issuer shall furnish a copy of such supplemental indenture to each Rating Agency, the Owner Trustee[, the Grantor Trust Trustee] and the Indenture Trustee; provided, that no supplemental indenture pursuant to this Section 9.2 shall be effective which adversely affects the rights, protections or duties of the Indenture Trustee[, the Grantor Trust Trustee (including in its individual capacity)] or the Owner Trustee (including in its individual capacity) without the prior written consent of such Person (which consent shall not be unreasonably withheld or delayed).

(d)               Promptly after the execution by the Issuer[, the Grantor Trust] and the Indenture Trustee of any supplemental indenture pursuant to this Section 9.2, the Indenture Trustee shall mail or electronically transmit to the Noteholders a copy of such amendment or supplemental indenture. Any failure of the Indenture Trustee to mail or electronically transmit such amendment or supplemental indenture, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

(e)               Notwithstanding subsection (a) of this Section 9.2, this Indenture may only be amended by the Issuer[, the Grantor Trust] and the Indenture Trustee if (i) the Majority Certificateholders, or, if 100% of the aggregate Percentage Interests is then beneficially owned by BAC and/or its Affiliates, such Person (or Persons) consent to such supplemental indenture or amendment or (ii) such supplemental indenture or amendment shall not, as evidenced by an Officer’s Certificate of the Depositor or an Opinion of Counsel delivered to the Indenture Trustee[,][ and] the Owner Trustee[ and the Grantor Trust Trustee], materially and adversely affect the interests of the Certificateholders. In determining whether 100% of the aggregate Percentage Interests is then beneficially owned by BAC and/or its Affiliates for purposes of clause (i), any party shall be entitled to rely on an Officer’s Certificate or similar certification of BAC or any Affiliate thereof to such effect. It will not be necessary to obtain the consent of the Certificateholders to approve the particular form of any proposed supplemental indenture or amendment or consent, but it will be sufficient if such consent approves the substance thereof.

SECTION 9.3 Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.1 and 6.2, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent to such execution have been satisfied pursuant to Section 11.1. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise.

SECTION 9.4 Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer[, the Grantor Trust] and the Noteholders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

SECTION 9.5 Conformity With Trust Indenture Act. Every amendment of this Indenture and every supplemental indenture executed pursuant to this Article IX shall conform to the requirements of the Trust Indenture Act as then in effect so long as this Indenture shall then be qualified under the Trust Indenture Act.

SECTION 9.6 Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

ARTICLE X

REDEMPTION OF NOTES

SECTION 10.1 Redemption.

(a)               Each of the Notes is subject to redemption in whole, but not in part, at the direction of the Servicer pursuant to [Section 8.1][Section 4.1] of the [Sale and Servicing Agreement][Receivables Contribution Agreement], on any Payment Date on which the Servicer (or its designee) exercises its option to purchase the [Receivables, the Receivable Files and the Related Security relating thereto from the Grantor Trust from the Grantor Trust] [Trust Estate][Collateral] (other than the Reserve Account [and the Class N Reserve Account]) pursuant to said [Section 8.1][Section 4.1], for a purchase price equal to the Optional Purchase Price, which amount shall be deposited by the Servicer into the Collection Account on the Business Day prior to the Redemption Date.

(b)               [So long as the Depositor or an Affiliate of the Depositor is the sole certificateholder, each] of the Notes is subject to redemption in whole, but not in part, on any Payment Date on which the sum of the amount of cash or other immediately available funds on deposit in the Reserve Account [and the Class N Reserve Account] and the remaining Available Funds after the payments under clauses first through [twelfth] [and clauses fifteenth and seventeenth] of Section 4.4(a) of the Sale and Servicing Agreement would be sufficient to pay in full the aggregate unpaid Note Balance of all of the Outstanding Notes as determined by the Servicer. On such Payment Date, (i) the Indenture Trustee, upon written direction from the Servicer, shall transfer all amounts on deposit in the Reserve Account [and the Class N Reserve Account] to the Collection Account, (ii) the Outstanding Notes shall be redeemed in whole, but not in part and (iii) the Notes shall be deemed to be due and payable on such Payment Date.

(c)               If the Notes are to be redeemed pursuant to Section 10.1(a) or 10.1(b), the Administrator shall provide at least ten (10) days’ prior notice of the redemption of the Notes (including the information set forth in Section 10.2) to the Indenture Trustee, the Issuer and the Owner Trustee, and the Indenture Trustee shall provide prompt (but not later than five (5) days’ prior to the applicable Redemption Date) notice thereof to the Noteholders.

SECTION 10.2 Form of Redemption Notice. Notice of redemption under Section 10.1 shall be given by the Indenture Trustee by electronic transmission or by first-class mail, postage prepaid, transmitted or mailed prior to the applicable Redemption Date to each Holder of Notes as of the close of business on the Record Date preceding the applicable Redemption Date, at such Holder’s address appearing in the Note Register.

All notices of redemption shall state:

(i) the Redemption Date;

(ii) the Redemption Price;

(iii) that the Record Date otherwise applicable to such Redemption Date is not applicable and that payments shall be made only upon presentation and surrender of such

Notes, and the place where such Notes are to be surrendered for payment of the Redemption Price (which shall be the office or agency of the Issuer to be maintained as provided in Section 3.2);

(iv) that interest on the Notes shall cease to accrue on the Redemption Date; and

(v) the CUSIP numbers (if applicable) for such Notes.

Notice of redemption of the Notes shall be given by the Indenture Trustee in the name and at the expense of the Issuer. In addition, the Issuer shall notify each Rating Agency upon redemption of the Notes. Failure to give notice of redemption, or any defect therein, to any Noteholder shall not impair or affect the validity of the redemption of any Note.

SECTION 10.3 Notes Payable on Redemption Date. The Notes to be redeemed shall, following notice of redemption as required by Section 10.2 (in the case of redemption pursuant to Section 10.1), on the Redemption Date become due and payable at the Redemption Price and (unless the Issuer shall default in the payment of the Redemption Price) no interest shall accrue on the Redemption Price for any period after the date to which accrued interest is calculated for purposes of calculating the Redemption Price.

ARTICLE XI

MISCELLANEOUS

SECTION 11.1 Compliance Certificates and Opinions, Etc.

(a)               Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture (other than actions required to be taken by the Indenture Trustee without the application or request of the Issuer), the Issuer shall furnish to the Indenture Trustee (i) an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with that satisfies TIA Section 314(c)(1), (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with that satisfies TIA Section 314(c)(2) and (iii) if required by the TIA in the case of condition precedent compliance with which is subject to verification by accountants, a certificate or opinion of an accountant that satisfies TIA Section 314(c)(3), except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

Every certificate or opinion furnished in accordance with TIA Section 314(e) with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether, in the opinion of each such signatory such condition or covenant has been complied with.

(b)               (i) Prior to the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuer shall, in addition to any obligation imposed in Section 11.1(a) or elsewhere in this Indenture, furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the fair value in accordance with TIA Section 314(d) (within 90 days of such deposit) to the Issuer of the Collateral or other property or securities to be so deposited.

(ii) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, the Issuer shall also deliver to the Indenture Trustee an Independent Certificate as to the same matters, if the fair value in accordance with TIA Section 314(d) to the Issuer of the property or securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to clause (i) and this clause (ii), is 10% or more of the aggregate Note Balance, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Issuer as set forth in the related Officer’s Certificate is less than $25,000 or less than one percent of the aggregate Note Balance.

(iii) Other than as contemplated by Section 11.1(b)(v), whenever any property or securities are to be released from the lien of this Indenture, the Issuer shall also furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

(iv) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (iii) above, the Issuer shall also furnish to the Indenture Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property other than Repurchased Receivables, or securities released from the lien of this Indenture since the commencement of the then current calendar year, as set forth in the certificates required by clause (iii) above and this clause (iv), equals 10% or more of the aggregate Note Balance, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer’s Certificate is less than $25,000 or less than one percent of the then aggregate Note Balance.

(v) Notwithstanding Section 2.9 or any other provision of this Section 11.1, the Issuer may (A) collect, liquidate, sell or otherwise dispose of Receivables and Financed Vehicles as and to the extent permitted or required by the Transaction Documents and (B) make cash payments out of the Trust Accounts as and to the extent permitted or required by the Transaction Documents.

SECTION 11.2 Form of Documents Delivered to the Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer, the Depositor, the Administrator or the Issuer, stating that the information with respect to such factual matters is in the possession of the Servicer, the Depositor, the Administrator or the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

SECTION 11.3 Acts of Noteholders.

(a)               Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section 11.3.

(b)               The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

(c)               The ownership of Notes shall be proved by the Note Register.

(d)               Any request, demand, authorization, direction, notice, consent, waiver or other action by any Noteholder shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

SECTION 11.4 Notices. All demands, notices and communications hereunder shall be in writing and shall be delivered or mailed by registered or certified first-class United States mail, postage prepaid, hand delivery, prepaid courier service, or by electronic transmission (if an applicable e-mail address is provided on Schedule I to the Sale and Servicing Agreement), and addressed in each case as specified on Schedule I to the Sale and Servicing Agreement or at such other address as shall be designated by any of the specified addressees in a written notice to the other parties hereto. Delivery shall occur only upon receipt or reported tender of such communication by an officer of the recipient entitled to receive such notices located at the address of such recipient for notices hereunder.

SECTION 11.5 Notices to Noteholders; Waiver. Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid or via electronic transmission to each Noteholder affected by such event, at such Noteholder’s address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute an Event of Default.

SECTION 11.6 Alternate Payment and Notice Provisions. Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuer may enter into any agreement with any Noteholder providing for a method of payment, or notice by the Indenture Trustee or any Paying Agent to such Noteholder, that is different from the methods provided for in this Indenture for such payments or notices, provided that such methods are reasonable and consented to by the Indenture Trustee (which consent shall not be unreasonably withheld). The Issuer will furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee will cause payments to be made and notices to be given in accordance with such agreements.

SECTION 11.7 Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

The provisions of TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

SECTION 11.8 Information Requests. The parties hereto shall provide any information reasonably requested by the Servicer, the Issuer, the Depositor or any of their Affiliates, in order to comply with or obtain more favorable treatment under any current or future law, rule, regulation, accounting rule or principle.

SECTION 11.9 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 11.10 Successors and Assigns. All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors.

SECTION 11.11 Separability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.12 Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Noteholders, and any other party secured hereunder, and any other Person with an ownership interest in any part of the [Trust Estate][Collateral], any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 11.13 Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

SECTION 11.14 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)               THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(b)               Each of the parties hereto hereby irrevocably and unconditionally:

(i) submits for itself and its property in any Proceeding relating to this Indenture or any documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York and appellate courts from any thereof;

(ii) consents that any such Proceeding may be brought and maintained in such courts and waives any objection that it may now or hereafter have to the venue of such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(iii) agrees that service of process in any such Proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address determined in accordance with Section 11.4 of this Indenture;

(iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(v) to the extent permitted by applicable law, each party hereto irrevocably waives all right of trial by jury in any Proceeding or counterclaim based on, or arising out of, under or in connection with this Indenture, any other Transaction Document, or any matter arising hereunder or thereunder.

SECTION 11.15 Counterparts and Electronic Signature. This Indenture shall be valid, binding, and enforceable against a party only when executed by an authorized individual on behalf of the party by means of (i) an electronic signature that complies with the federal

Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, in each case to the extent applicable; (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any electronic signature or faxed, scanned, or photocopied manual signature of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.  Notwithstanding the foregoing, with respect to any notice provided for in this Indenture or any instrument required or permitted to be delivered hereunder, any party hereto receiving or relying upon such notice or instrument shall be entitled to request execution thereof by original manual signature as a condition to the effectiveness thereof.

SECTION 11.16 Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

SECTION 11.17 Trust Obligation. Each Noteholder or Note Owner, by acceptance of a Note, or, in the case of a Note Owner of a beneficial interest in a Note, by accepting the benefits of this Indenture, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee[, the Grantor Trust, the Grantor Trust Trustee] or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee[, the Grantor Trust Trustee] or the Owner Trustee in their respective individual capacities, (ii) any Certificateholder or any other owner of a beneficial interest in the Issuer[ or the Grantor Trust], (iii) the Servicer, the Administrator or the Depositor or (iv) any partner, owner, beneficiary, agent, officer, director, employee, successor or assign of any Person described in clauses (i), (ii) and (iii) above, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee[,][ and] the Owner Trustee[ and the Grantor Trust Trustee] have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

SECTION 11.18 No Petition. The Indenture Trustee, by entering into this Indenture, and each Noteholder and Note Owner, by accepting a Note or, in the case of a Note Owner, a beneficial interest in a Note, hereby covenants and agrees that prior to the date which is one year and one day after payment in full of all obligations of each Bankruptcy Remote Party in respect of all securities issued by the Bankruptcy Remote Parties, (i) such party shall not authorize any Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other Proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy

Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other Proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of, its creditors generally, any party hereto or any other creditor of such Bankruptcy Remote Party, and (ii) such party shall not commence, join with any other Person in commencing or institute, with any other Person, any Proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, arrangement, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction.

SECTION 11.19 Intent.

(a)               It is the intent of the Issuer that the Notes constitute indebtedness for all financial accounting purposes and the Issuer agrees and each purchaser of a Note (by virtue of the acquisition of such Note or an interest therein) shall be deemed to have agreed, to treat the Notes as indebtedness for all financial accounting purposes.

(b)               It is the intent of the Issuer that the Notes (other than any Notes that are owned during any period of time by either the Issuer or a Person that is considered the same Person as the Issuer for United States federal income tax purposes) constitute indebtedness for all tax purposes and the Issuer agrees and each purchaser of a Note (by virtue of the acquisition of such Note or an interest therein) shall be deemed to have agreed to treat the Notes as indebtedness for all federal, state and local income, franchise and value added tax purposes.

SECTION 11.20 Subordination of Claims. The Issuer’s obligations under this Indenture are obligations solely of the Issuer and will not constitute a claim against the Depositor to the extent that the Issuer does not have funds sufficient to make payment of such obligations. In furtherance of and not in derogation of the foregoing, each of the Owner Trustee (in its individual capacity and as the Owner Trustee), by accepting the benefits of this Indenture, a Certificateholder, by accepting a Certificate (or any portion thereof), and the Indenture Trustee (in its individual capacity and as Indenture Trustee), by entering into this Indenture, and each Noteholder, and each Note Owner, by accepting the benefits of this Indenture, hereby acknowledges and agrees that such Person has no right, title or interest in or to the Other Assets of the Depositor. To the extent that, notwithstanding the agreements and provisions contained in the preceding sentence, each of the Owner Trustee, the Indenture Trustee, each Noteholder or Note Owner and any Certificateholder either (i) asserts an interest or claim to, or benefit from, Other Assets, or (ii) is deemed to have any such interest, claim to, or benefit in or from Other Assets, whether by operation of law, legal process, pursuant to applicable provisions of insolvency laws or otherwise (including by virtue of Section 1111(b) of the Bankruptcy Code or any successor provision having similar effect under the Bankruptcy Code), then such Person further acknowledges and agrees that any such interest, claim or benefit in or from Other Assets is and will be expressly subordinated to the indefeasible payment in full of all other obligations and liabilities, which, under the terms of the relevant documents relating to the securitization or conveyance of such Other Assets, are entitled to be paid from, entitled to the benefits of, or otherwise secured by such Other Assets (whether or not any such entitlement or security interest is legally perfected or otherwise entitled to a priority of distributions or application under applicable law, including insolvency laws, and whether or not asserted against the Depositor), including the payment of post-petition interest on such other obligations and liabilities. The provisions of this Section 11.20 will be deemed a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code. Each of the Indenture Trustee (in its individual capacity and as the Indenture Trustee), by entering into or accepting this Indenture, a Certificateholder, by accepting a Certificate, and the Owner Trustee and each Noteholder or Note Owner, by accepting the benefits of this Indenture, hereby further acknowledges and agrees that no adequate remedy at law exists for a breach of this Section 11.20 and the terms of this Section 11.20 may be enforced by an action for specific performance. The provisions of this Section 11.20 will be for the third party benefit of those entitled to rely thereon and will survive the termination of this Indenture.

SECTION 11.21 Limitation of Liability of Owner Trustee and Grantor Trust Trustee. It is expressly understood and agreed by the parties that (a) this Indenture is executed and delivered by [_________], not individually or personally, but solely as Owner Trustee of the Issuer[ and as Grantor Trust Trustee of the Grantor Trust], in the exercise of the powers and authority conferred and vested in it, pursuant to the Trust Agreement[ and the Grantor Trust Agreement], (b) each of the representations, warranties, covenants, undertakings and agreements herein made on the part of the Issuer[ and the Grantor Trust] is made and intended not as personal representations, warranties, covenants undertakings and agreements by [_________] but is made and intended for the purpose of binding only the Issuer[ or the Grantor Trust, as applicable], (c) nothing herein contained shall be construed as creating any liability on [_________], individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) [_________] has made no investigation as to the accuracy or completeness of any representations or warranties made by the Issuer[ or the Grantor Trust, as applicable,] or any other Person in this Indenture and (e) under no circumstances shall [_________] be personally liable for the payment of any indebtedness or expenses of the Issuer[ or the Grantor Trust, as applicable,] or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer[ or the Grantor Trust] under this Indenture or under the Notes or any of the other Transaction Documents or in any of the certificates, notices or agreements delivered pursuant thereto, as to all of which recourse shall be had solely to the assets of the Issuer[ or the Grantor Trust, as applicable].

SECTION 11.22 AML Law. The parties hereto acknowledge that in accordance with AML Law, the Indenture Trustee is required to obtain, verify, and record information relating to individuals and entities that establish a business relationship or open an account with the Indenture Trustee. Each party hereby agrees that it shall provide the Indenture Trustee with such identifying information and documentation as the Indenture Trustee may request from time to time in order to enable the Indenture Trustee to comply with all applicable requirements of AML Law.

SECTION 11.23 Dual Capacity. The parties expressly acknowledge and consent to [______] acting in the possible dual capacity of Standby Servicer or successor Servicer and in the capacity as Indenture Trustee. [______] may, in such dual capacity, discharge its separate functions fully, without hindrance or regard to conflict of interest principles or other breach of duties to the extent that any such conflict or breach arises from the performance by [______] of express duties set forth in the Transaction Documents in any of such capacities, all of which defenses, claims or assertions are hereby expressly waived by the other parties hereto except in the case of negligence (other than errors in judgment), willful misconduct or bad faith by [______].

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Issuer[, the Grantor Trust] and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized, all as of the day and year first above written.

BRIDGECREST LENDING AUTO
SECURITIZATION TRUST 20[●]-[●]

By: [_________], not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

[BRIDGECREST LENDING AUTO
SECURITIZATION GRANTOR TRUST 20[●]-[●]]

By: [_________], not in its individual capacity but solely as Grantor Trust Trustee

By:
Name:
Title:

S-1	20[ ]-[ ] Indenture

[_________], a [ ], not in its individual capacity but solely as the Indenture Trustee

By:
Name:
Title:

S-2	20[ ]-[ ] Indenture

Acknowledged and Agreed with
respect to Section 6.7:

BRIDGECREST ACCEPTANCE
CORPORATION, as Servicer

By:
Name:
Title:

S-3	20[ ]-[ ] Indenture

SCHEDULE I

PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS

In addition to the representations, warranties and covenants contained in this Indenture, the Issuer hereby represents, warrants, and covenants to the Indenture Trustee as follows on the Closing Date [(solely with respect to the initial Transferred Assets) and on each Funding Date (solely with respect to the related additional Transferred Assets)]:

General

1.                  This Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables and the other Collateral in favor of the Indenture Trustee, which security interest is prior to all other Liens, and is enforceable as such as against creditors of and purchasers from the Issuer.

2.                  The Receivables constitute “tangible chattel paper,” “electronic chattel paper,” “accounts,” “instruments” or “general intangibles,” within the meaning of the UCC. If a Receivable constitutes “electronic chattel paper,” BAC has “control” of such electronic chattel paper within the meaning of Section 9-105 of the applicable UCC.

3.                  Each Receivable is secured by a first priority validly perfected security interest in the related Financed Vehicle in favor of BAC (or its assignee), as secured party, or all necessary actions with respect to such Receivable have been taken or will be taken to perfect a first priority security interest in the related Financed Vehicle in favor of BAC (or its assignee), as secured party.

4.                  Each Trust Account constitutes either a “deposit account” or a “securities account” within the meaning of the UCC.

Creation

5.                  Immediately prior to the sale, transfer, assignment and conveyance of a Receivable by the Seller to the Issuer, the Seller owned and had good and marketable title to such Receivable free and clear of any Lien created by BAC (except any Lien which will be released prior to assignment of such Receivable under the Sale and Servicing Agreement), and immediately after the sale, transfer, assignment and conveyance of such Receivable to the Issuer, the Issuer will have good and marketable title to such Receivable free and clear of any Lien created by BAC (other than Permitted Liens).

Perfection

6.                  The Issuer has caused or will have caused, within ten (10) days after the effective date of the Indenture, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Receivables granted to the Indenture Trustee hereunder; and the Servicer, in its capacity as custodian, has in its possession the original copies of such instruments or tangible chattel paper that constitute or evidence the Receivables, and all financing statements referred to in this

I-1	20[ ]-[ ] Indenture

paragraph contain a statement that: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Secured Party”.

7.                  With respect to Receivables that constitute instruments or tangible chattel paper, either:

(i) All original executed copies of each such instrument or tangible chattel paper have been delivered to the Indenture Trustee, as pledgee of the [Issuer][Grantor Trust]; or

(ii) Such instruments or tangible chattel paper are in the possession of the Servicer and the Indenture Trustee has received a written acknowledgment from the Servicer that the Servicer, in its capacity as custodian, is holding such instruments or tangible chattel paper solely on behalf and for the benefit of the Indenture Trustee, as pledgee of the [Issuer][Grantor Trust]; or

(iii) The Servicer received possession of such instruments or tangible chattel paper after the Indenture Trustee received a written acknowledgment from the Servicer that the Servicer is acting solely as agent of the Indenture Trustee, not in its individual capacity but solely as Indenture Trustee, as pledgee of the [Issuer][Grantor Trust].

8.                  With respect to the Trust Accounts that constitute deposit accounts, either:

(i) the Issuer has delivered to the Indenture Trustee a fully executed agreement pursuant to which the bank maintaining the deposit accounts has agreed to comply with all instructions originated by the Indenture Trustee directing disposition of the funds in such Trust Accounts without further consent by the Issuer; or

(ii) the Issuer has taken all steps necessary to cause the Indenture Trustee to become the “customer” of such Trust Accounts.

9.                  With respect to the Trust Accounts that constitute securities accounts or securities entitlements, either:

(i) the Issuer has delivered to the Indenture Trustee a fully executed agreement pursuant to which the securities intermediary has agreed to comply with all instructions originated by the Indenture Trustee relating to such Trust Accounts without further consent by the Issuer;

(ii) the Issuer has taken all steps necessary to cause the securities intermediary to identify in its records the Indenture Trustee as the person having a security entitlement against the securities intermediary in each of such Trust Accounts; or

(iii) the Issuer has taken all steps necessary to cause the Indenture Trustee to become the “entitlement holder” of such Trust Accounts.

Priority

10.              The Issuer has not authorized the filing of, and is not aware of, any financing statements against the Issuer that include a description of collateral covering the Receivables other than any

I-2	20[ ]-[ ] Indenture

financing statement (i) relating to the conveyance of the Receivables by BAC to the Seller under the Purchase Agreement, (ii) relating to the conveyance of the Receivables by the Seller to the Issuer under the Sale and Servicing Agreement,[ (iii) relating to the conveyance of the Receivables by the Issuer to the Grantor Trust under the Receivables Contribution Agreement,] [(iii)][(iv)] relating to the security interest granted by the Issuer [and the Grantor Trust] to the Indenture Trustee under this Indenture or [(iv)][(v)] that has been terminated.

11.              The Issuer is not aware of any material judgment, ERISA or tax lien filings against the Issuer.

12.              Neither the Issuer nor a custodian or vaulting agent thereof holding any Receivable that is electronic chattel paper has communicated an “authoritative copy” (as such term is used in Section 9-105 of the UCC) of any loan agreement that constitutes or evidences such Receivable to any Person other than the Servicer.

13.              None of the instruments, tangible chattel paper or electronic chattel paper that constitute or evidence the Receivables has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Issuer[, the Grantor Trust] or the Indenture Trustee.

14.              No Trust Account that constitutes a securities account or securities entitlement is in the name of any Person other than the Issuer or the Indenture Trustee. The Issuer has not consented to the securities intermediary of any such Trust Account to comply with entitlement orders of any Person other than the Indenture Trustee.

15.              No Trust Account that constitutes a deposit account is in the name of any Person other than the Issuer or the Indenture Trustee. The Issuer has not consented to the bank maintaining such Trust Account to comply with instructions of any Person other than the Indenture Trustee.

Survival of Perfection Representations

16.              Notwithstanding any other provision of this Indenture or any other Transaction Document, the perfection representations, warranties and covenants contained in this Schedule I shall be continuing, and remain in full force and effect until such time as all obligations under the Indenture have been finally and fully paid and performed.

No Waiver

17.              The Issuer shall provide the Rating Agencies with prompt written notice of any material breach of the perfection representations, warranties and covenants contained in this Schedule I, and shall not, without satisfying the Rating Agency Condition, waive a breach of any of such perfection representations, warranties or covenants.

Issuer to Maintain Perfection and Priority

18.              The Issuer covenants that, in order to evidence the interests of the Indenture Trustee under this Indenture, the Issuer shall take such action, or execute and deliver such instruments as may be necessary or advisable (including, without limitation, such actions as are requested by the

I-3	20[ ]-[ ] Indenture

Indenture Trustee) to maintain and perfect, as a first priority interest, the Indenture Trustee’s security interest in the Receivables. The Issuer shall, from time to time and within the time limits established by law, prepare and file, all financing statements, amendments, continuations, initial financing statements in lieu of a continuation statement, terminations, partial terminations, releases or partial releases, or any other filings necessary or advisable to continue, maintain and perfect the Indenture Trustee’s security interest in the Receivables as a first-priority interest.

I-4	20[ ]-[ ] Indenture

Exhibit A-1

FORM OF CLASS [A[-1]] [A-2[-A] [A-2-B] [A-3] [A-4] [B] [C] [d] NOTES1

REGISTERED	$___________________[2]
No. R-________	CUSIP NO. ______________
ISIN. ______________

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

BY ACQUIRING THIS NOTE (OR ANY INTEREST HEREIN), EACH PURCHASER AND TRANSFEREE (AND, IF THE PURCHASER OR TRANSFEREE IS A PLAN (AS DEFINED BELOW), ITS FIDUCIARY) (A) SHALL BE DEEMED TO REPRESENT AND WARRANT THAT EITHER (I) IT IS NOT ACQUIRING AND WILL NOT HOLD THIS NOTE (OR ANY INTEREST HEREIN) ON BEHALF OF, OR WITH THE ASSETS OF, ANY PLAN (AS DEFINED BELOW) THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) (EACH, A “BENEFIT PLAN”) OR A LAW THAT IS SUBSTANTIALLY SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”) OR (II) THE ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE (OR ANY INTEREST HEREIN) WILL NOT GIVE RISE TO A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF ANY SIMILAR LAW AND (B) ACKNOWLEDGES AND AGREES IF IT IS A BENEFIT PLAN OR A PLAN THAT IS SUBJECT TO SIMILAR LAW THAT IT SHALL NOT ACQUIRE THIS NOTE (OR ANY INTEREST HEREIN) AT ANY TIME THAT THE RATINGS ON THIS NOTE ARE BELOW INVESTMENT GRADE OR IF THIS NOTE HAS BEEN CHARACTERIZED AS OTHER THAN INDEBTEDNESS FOR APPLICABLE LOCAL LAW PURPOSES. FOR PURPOSES OF THE FOREGOING, “PLAN” MEANS AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF ERISA WHETHER OR NOT SUBJECT

1 Other than 144A Notes. See Exhibit A-2.

2 Denominations of $1,000 and integral multiples of $1,000 in excess thereof (except for one Note of each Class which may be issued in a denomination other than an integral multiple of $1,000).

A-1-1	20[ ]-[ ] Indenture

TO TITLE I OF ERISA, A “PLAN” AS DEFINED IN SECTION 4975 OF THE CODE, OR AN ENTITY OR ACCOUNT DEEMED TO HOLD THE PLAN ASSETS OF ANY OF THE FOREGOING.

transfers of this note must generally be accompanied by appropriate tax transfer documentation and are subject to restrictions as provided in the indenture.

A-1-2	20[ ]-[ ] Indenture

BRIDGECREST LENDING AUTO SECURITIZATION TRUST 20[●]-[●]

[CLASS A[-1] [ ]%] [CLASS A-2[-A] [ ]%] [CLASS A-2[-B] [BENCHMARK] + [ ]%]
[CLASS A-3 [ ]%] [CLASS A-4 [ ]%] [CLASS b [ ]%] [CLASS C [ ]%] [CLASS d [ ]%]
AUTO LOAN ASSET BACKED NOTES

Bridgecrest Lending Auto Securitization Trust 20[●]-[●], a statutory trust organized and existing under the laws of the State of Delaware (including any successor, the “Issuer”), for value received, hereby promises to pay to [______], or registered assigns, the principal sum of [___] DOLLARS ($[___]), in monthly installments on the [   ] day of each calendar month, or if such day is not a Business Day, on the immediately succeeding Business Day, commencing on the Payment Date in [______] 20[ ] (each, a “Payment Date”) until the principal of this Note is paid or made available for payment, and to pay interest on each Payment Date on the Class [A[-1]] [A-2[-A]] [A-2-B] [A-3] [A-4] [B] [C] [D] Note Balance as of the preceding Payment Date (after giving effect to all payments of principal made on the preceding Payment Date), or as of the Closing Date in the case of the first Payment Date, at the rate per annum shown above (the “Interest Rate”), in each case as and to the extent set forth in Sections 2.7, 3.1, 5.4(b) and 8.2 of the Indenture and Section 4.4 of the Sale and Servicing Agreement; provided, however, that the entire unpaid Class [A[-1]] [A-2[-A]] [A-2-B] [A-3] [A-4] [B] [C] [D] Note Balance shall be due and payable on the earliest of (i) the Payment Date in [____] (the “Final Scheduled Payment Date”), (ii) the Redemption Date, if any, pursuant to Section 10.1 of the Indenture and (iii) the date the Notes are accelerated after an Event of Default pursuant to Section 5.2 of the Indenture. Interest on this Note will accrue for each Payment Date from and including the [preceding Payment Date (or, in the case of the initial Payment Date, from and including the Closing Date) to but excluding such Payment Date]3 [[  ] day of the prior calendar month (or, in the case of the initial Payment Date from and including the Closing Date) to but excluding the [ ] day of the calendar month in which such Payment Date occurs]4. Interest will be computed on the basis of [actual days elapsed and a 360-day year]5[a 360-day year consisting of twelve 30-day months]6. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Note are payable in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee the name of which appears below by manual [or facsimile] signature, this Note shall not be

3 [The Class A-1 [and Class A-2-B] Notes.]

4 The Class [A-2[-A], A-3, A-4,] B, C, D Notes.

5 [The Class A-1 [and Class A-2-B] Notes.]

6 The Class [A-2[-A], A-3, A-4,] B, C, D Notes.

A-1-3	20[ ]-[ ] Indenture

entitled to any benefit under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

A-1-4	20[ ]-[ ] Indenture

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or by facsimile, by its Authorized Officer.

Dated: __________________, 20[ ]

BRIDGECREST LENDING AUTO
SECURITIZATION TRUST 20[●]-[●]

By: [_________], not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

A-1-5	20[ ]-[ ] Indenture

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

Dated: __________________, 20[ ]

[_________],
a [ ], not in its
individual capacity but solely as Indenture Trustee

By:
Authorized Signatory

A-1-6	20[ ]-[ ] Indenture

[REVERSE OF NOTE]

This Note is one of a duly authorized issue of Notes of the Issuer, designated as its [Class A[-1] [  ]%] [Class A-2[-A] [  ]%] [Class A-2-B [Benchmark] + [  ]%] [Class A-3 [  ]%] [Class A-4 [  ]%] [Class B [  ]%] [Class C [  ]%] [Class D [  ]%] Auto Loan Asset-Backed Notes (herein called the “Class [A[-1]] [A-2[-A]] [A-2-B] [A-3] [A-4] [B] [C] [D] Notes” or the “Notes”), all issued under an Indenture, dated as of [_________], 20[ ] (such Indenture, as supplemented, restated or amended, is herein called the “Indenture”), between the Issuer, Bridgecrest Lending Auto Securitization Grantor Trust 20[_]-[_] and [         ], a [  ], not in its individual capacity but solely as trustee (the “Indenture Trustee”), which term includes any successor Indenture Trustee under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Noteholders. The Notes are subject to all terms of the Indenture and the Sale and Servicing Agreement. All terms used in this Note that are not otherwise defined herein and that are defined in the Indenture or the Sale and Servicing Agreement shall have the meanings assigned to them in or pursuant to the Indenture or in Appendix A of the Sale and Servicing Agreement.

The Class A[-1] Notes, [the Class A-2[-A] Notes, [the Class A-2-B Notes,] the Class A-3 Notes, the Class A-4 Notes,] the Class B Notes, the Class C Notes, the Class D Notes [, the Class E Notes] [and the Class N Notes] are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture. All covenants and agreements made by the Issuer in the Indenture are for the benefit of the Holders of the Notes.

Principal payable on the Notes will be paid on each Payment Date in the amount specified in the Indenture and in the Sale and Servicing Agreement. As described above, the entire Class [A[-1]] [A-2[-A]] [A-2-B] [A-3] [A-4] [B] [C] [D] Note Balance shall be due and payable on the earliest of (i) the Payment Date in [___] (the “Final Scheduled Payment Date”), (ii) the Redemption Date, if any, pursuant to Section 10.1 of the Indenture and (iii) the date the Notes are accelerated after an Event of Default pursuant to Section 5.2 of the Indenture. All principal payments on the Class [A[-1]] [A-2[-A]] [A-2-B] [A-3] [A-4] [B] [C] [D] Notes shall be made pro rata to the Class [A[-1]] [A-2-[A]] [A-2-B] [A-3] [A-4] [B] [C] [D] Noteholders entitled thereto.

Payments of principal of and interest on this Note made on each Payment Date, Redemption Date or upon acceleration shall be made by wire transfer of immediately available funds to such account at a bank or other depository institution having appropriate wire transfer facilities as a Noteholder shall designate by written instruction requested and received by the Paying Agent not later than five (5) Business Days prior to the Record Date related to the applicable Payment Date or by such alternative method of payment as may be determined in accordance with the Indenture, to the Person whose name appears as the registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on the related Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payment will be made by wire transfer in immediately available funds to the account designated by such nominee. Such payment shall be made to the Person entitled thereto without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note

A-1-7	20[ ]-[ ] Indenture

(or any one or more Predecessor Notes) affected by any payments made on any Payment Date or Redemption Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the remaining unpaid principal amount of this Note on a Payment Date or Redemption Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the registered Holder hereof as of the close of business on the Record Date preceding such Payment Date or Redemption Date by notice mailed prior to such Payment Date or Redemption Date which shall specify the amount then due and payable and such amount shall be payable only upon presentation and surrender of this Note at the Corporate Trust Office of the Indenture Trustee or at the place specified by the Indenture Trustee in such notice.

The Issuer shall pay interest on overdue installments of interest at the Class [A[-1]] [A-2[-A]] [A-2-B] [A-3] [A-4] [B] [C] [D] Interest Rate to the extent lawful.

Each Noteholder or Note Owner, by acceptance of this Note, or, in the case of a Note Owner of a beneficial interest in this Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee[, the Grantor Trust, the Grantor Trust Trustee] or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee[, the Grantor Trust Trustee] or the Owner Trustee in their respective individual capacities, (ii) any Certificateholder or any other owner of a beneficial interest in the Issuer [or the Grantor Trust], (iii) the Servicer, the Administrator or the Depositor or (iv) any partner, owner, beneficiary, agent, officer, director, employee, successor or assign of any Person described in clauses (i), (ii) and (iii) above, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee[, the Grantor Trust Trustee] and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

It is the intent of the Issuer, the Noteholders and the Note Owners that, for purposes of federal, state and local income, franchise and value added tax, the Class A[-1] Notes, [the Class A-2[-A] Notes, [the Class A-2-B Notes,] the Class A-3 Notes, the Class A-4 Notes,] the Class B Notes, the Class C Notes, the Class D Notes [, the Class E Notes] [and the Class N Notes] (other than any Notes that are owned during any period of time by either the Issuer or a Person that is considered the same Person as the Issuer for United States federal income tax purposes) shall constitute indebtedness. The Noteholders, by acceptance of this Note, agree to treat, and to take no action inconsistent with the treatment of, the Notes for such tax purposes as indebtedness.

Each Noteholder and Note Owner, by accepting this Note or, in the case of a Note Owner, a beneficial interest in this Note, hereby covenants and agrees that prior to the date which is one year and one day after payment in full of all obligations of each Bankruptcy Remote Party in respect of all securities issued by the Bankruptcy Remote Parties, (i) such party shall not authorize any Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other Proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now

A-1-8	20[ ]-[ ] Indenture

or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other Proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of, its creditors generally, any party to the Indenture or any other creditor of such Bankruptcy Remote Party and (ii) such party shall not commence, join with any other Person in commencing or institute, with any other Person, any Proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, arrangement, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction.

THIS NOTE AND THE INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

A-1-9	20[ ]-[ ] Indenture

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee ____________________________________________________

FOR VALUE RECEIVED, the undersigned hereby sells,

assigns and transfers unto ______________________________________________________________________________________

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints ______________________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:	*/

Signature Guaranteed:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

*/ NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular without alteration, enlargement or any change whatsoever.

A-1-10	20[ ]-[ ] Indenture

Exhibit A-2

FORM OF 144A
CLASS [A-1] [A-2[-A]] [A-2-B] [A-3] [A-4] [B] [C] [D] [E] [N] NOTES

REGISTERED	$___________________[1]
No. R-________	CUSIP NO. ______________
ISIN. ______________

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE OR ANY INTEREST HEREIN HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND THE ISSUER HAS NOT BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “INVESTMENT COMPANY ACT”). THIS NOTE OR ANY INTEREST HEREIN MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT (A) (1) TO A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A “QUALIFIED INSTITUTIONAL BUYER”) WHO IS EITHER PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, IN A PRINCIPAL AMOUNT OF NOT LESS THAN [FOR CLASS A NOTES, CLASS B NOTES, CLASS C NOTES AND CLASS D NOTES: $1,000 AND IN GREATER WHOLE NUMBER DENOMINATIONS OF $1,000 IN EXCESS THEREOF (EXCEPT FOR ONE SUCH NOTE WHICH MAY BE ISSUED IN INTEGRAL MULTIPLES IN EXCESS THEREOF OF OTHER THAN $1,000)][FOR CLASS E NOTES: $[ ] AND IN GREATER WHOLE NUMBER DENOMINATIONS OF $[ ] IN EXCESS THEREOF (EXCEPT FOR ONE SUCH NOTE WHICH MAY BE ISSUED IN INTEGRAL MULTIPLES IN EXCESS THEREOF OF OTHER THAN $[ ])][FOR CLASS N NOTES: $[ ] AND IN GREATER WHOLE NUMBER DENOMINATIONS OF $[ ] IN EXCESS THEREOF (EXCEPT FOR ONE SUCH NOTE WHICH MAY BE ISSUED IN INTEGRAL MULTIPLES IN EXCESS THEREOF OF OTHER THAN $[ ])] FOR THE PURCHASER AND FOR EACH SUCH ACCOUNT, IN A

1 [In the case of Class A, Class B, Class C or Class D Notes, denominations of $[ ] and integral multiples of $[ ] in excess thereof (except for two Notes of each Class which may be issued in a denomination other than an integral multiple of $[ ]); [in the case of Class E Notes, denominations of $[ ] and integral multiples of $[ ] in excess thereof (except for two Notes of each Class which may be issued in a denomination other than an integral multiple of $[ ])]; [in the case of Class N Notes, denominations of $[ ] and integral multiples of $[ ] in excess thereof (except for one Note of each Class which may be issued in a denomination other than an integral multiple of $[ ])].

A-2-1	20[ ]-[ ] Indenture

TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE, OR (2) TO THE SELLER OR ANY OF ITS U.S. CORPORATE AFFILIATES (OR DISREGARDED ENTITIES THEREOF) AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. EACH PURCHASER WILL BE DEEMED TO HAVE MADE CERTAIN REPRESENTATIONS AND AGREEMENTS SET FORTH IN THE INDENTURE. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE INDENTURE TRUSTEE, OR ANY INTERMEDIARY. IF AT ANY TIME, THE ISSUER DETERMINES OR IS NOTIFIED THAT THE HOLDER OF SUCH NOTE OR BENEFICIAL INTEREST IN SUCH NOTE WAS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE REPRESENTATIONS SET FORTH IN THE INDENTURE, THE ISSUER AND THE INDENTURE TRUSTEE MAY CONSIDER THE ACQUISITION OF THIS NOTE OR SUCH INTEREST IN SUCH NOTE VOID AND REQUIRE THAT THIS NOTE OR SUCH INTEREST HEREIN BE TRANSFERRED TO A PERSON DESIGNATED BY THE ISSUER.

[BY ACQUIRING THIS NOTE (OR ANY INTEREST HEREIN), EACH PURCHASER AND TRANSFEREE (AND, IF THE PURCHASER OR TRANSFEREE IS A PLAN (AS DEFINED BELOW), ITS FIDUCIARY) (A) SHALL BE DEEMED TO REPRESENT AND WARRANT THAT EITHER (I) IT IS NOT ACQUIRING AND WILL NOT HOLD THIS NOTE (OR ANY INTEREST HEREIN) ON BEHALF OF, OR WITH THE ASSETS OF, ANY PLAN (AS DEFINED BELOW) THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) (EACH, A “BENEFIT PLAN”) OR A LAW THAT IS SUBSTANTIALLY SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”) OR (II) THE ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE (OR ANY INTEREST HEREIN) WILL NOT GIVE RISE TO A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF ANY SIMILAR LAW AND (B) ACKNOWLEDGES AND AGREES IF IT IS A BENEFIT PLAN OR A PLAN THAT IS SUBJECT TO SIMILAR LAW THAT IT SHALL NOT ACQUIRE THIS NOTE (OR ANY INTEREST HEREIN) AT ANY TIME THAT THE RATINGS ON THIS NOTE ARE BELOW INVESTMENT GRADE OR IF THIS NOTE HAS BEEN CHARACTERIZED AS OTHER THAN INDEBTEDNESS FOR APPLICABLE LOCAL LAW PURPOSES. FOR PURPOSES OF THE FOREGOING, “PLAN” MEANS AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF ERISA WHETHER OR NOT SUBJECT TO TITLE I OF ERISA, A “PLAN” AS DEFINED IN SECTION 4975 OF THE CODE, OR AN ENTITY OR ACCOUNT DEEMED TO HOLD THE PLAN ASSETS OF ANY OF THE FOREGOING.]2

[BY ACQUIRING THIS NOTE (OR ANY INTEREST HEREIN), EACH PURCHASER AND TRANSFEREE (AND, IF THE PURCHASER OR TRANSFEREE IS A PLAN (AS

2 [The Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes.]

A-2-2	20[ ]-[ ] Indenture

DEFINED BELOW), ITS FIDUCIARY) SHALL BE DEEMED TO REPRESENT AND WARRANT THAT IT IS NOT ACQUIRING AND WILL NOT HOLD THIS NOTE (OR ANY INTEREST HEREIN) ON BEHALF OF, OR WITH THE ASSETS OF, ANY PLAN (AS DEFINED BELOW) THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR A LAW THAT IS SUBSTANTIALLY SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE. FOR PURPOSES OF THE FOREGOING, “PLAN” MEANS AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF ERISA WHETHER OR NOT SUBJECT TO TITLE I OF ERISA, A “PLAN” AS DEFINED IN SECTION 4975 OF THE CODE, OR AN ENTITY OR ACCOUNT DEEMED TO HOLD THE PLAN ASSETS OF ANY OF THE FOREGOING.]3

TRANSFERS OF THIS NOTE MUST GENERALLY BE ACCOMPANIED BY APPROPRIATE TAX TRANSFER DOCUMENTATION AND ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE INDENTURE.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

[THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1273 OF THE CODE). UPON WRITTEN REQUEST, BRIDGECREST ACCEPTANCE CORPORATION WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE OF THIS NOTE, (2) THE ISSUE DATE OF THIS NOTE, (3) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THIS NOTE AND (4) THE YIELD TO MATURITY OF THIS NOTE. ANY SUCH REQUEST SHOULD BE ADDRESSED TO BRIDGECREST ACCEPTANCE CORPORATION, [_____], ATTENTION: [_____.].]4

3 [The Class E Notes and the Class N Notes.]

4 If Note is issued with Original Issue Discount.

A-2-3	20[ ]-[ ] Indenture

Bridgecrest Lending Auto Securitization Trust 20[●]-[●]

[CLASS A[-1] [ ]%] [CLASS A-2[-A] [ ]%] [CLASS A-2-B [BENCHMARK] + [ ]%]
[CLASS A-3 [ ]%] [CLASS A-4 [ ]%] [CLASS b [ ]%] [CLASS C [ ]%] [CLASS D [ ]%]
[CLASS E [ ]%] [CLASS N [ ]%] AUTO LOAN ASSET BACKED NOTES

Bridgecrest Lending Auto Securitization Trust 20[●]-[●], a statutory trust organized and existing under the laws of the State of Delaware (including any successor, the “Issuer”), for value received, hereby promises to pay to [______], or registered assigns, the principal sum of [___] DOLLARS ($[___]), in monthly installments on the [  ] day of each calendar month, or if such day is not a Business Day, on the immediately succeeding Business Day, commencing on the Payment Date in [______] 20[ ] (each, a “Payment Date”) until the principal of this Note is paid or made available for payment, and to pay interest on each Payment Date on the Class [A[-1]] [A-2[-A]] [A-2-B] [A-3] [A-4] [B] [C] [D] [E] [N] Note Balance as of the preceding Payment Date (after giving effect to all payments of principal made on the preceding Payment Date), or as of the Closing Date in the case of the first Payment Date, at the rate per annum shown above (the “Interest Rate”), in each case as and to the extent set forth in Sections 2.7, 3.1, 5.4(b) and 8.2 of the Indenture and Section 4.4 of the Sale and Servicing Agreement; provided, however, that the entire unpaid Class [A[-1]] [A-2[-A]] [A-2-B] [A-3] [A-4] [B] [C] [D] [E] [N] Note Balance shall be due and payable on the earliest of (i) the Payment Date in [_____] (the “Final Scheduled Payment Date”), (ii) the Redemption Date, if any, pursuant to Section 10.1 of the Indenture and (iii) the date the Notes are accelerated after an Event of Default pursuant to Section 5.2 of the Indenture[; provided, however, that the amount paid to this Note under Section 4.4(a)(xvii) of the Indenture will not exceed the Subordinate Distributable Amount for such Distribution Date]5. Interest on this Note will accrue for each Payment Date from and including the [preceding Payment Date (or, in the case of the initial Payment Date, from and including the Closing Date) to but excluding such Payment Date]6 [[ ] day of the prior calendar month (or, in the case of the initial Payment Date from and including the Closing Date) to but excluding the [ ] day of the calendar month in which such Payment Date occurs]7. Interest will be computed on the basis of [actual days elapsed and a 360-day year]8 [a 360-day year consisting of twelve 30-day months]9. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Note are payable in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

5 [The Class N Notes.]

6 The Class A-1 [and Class A-2-B] Notes.

7 The Class [A-2-A and Class A-2-B], A-3, A-4], B, C, D, [E,] [N] Notes.

8 The Class A-1 [and Class A-2-B] Notes.

9 The Class [A-2-A and Class A-2-B], A-3, A-4], B, C, D, [E,] [N] Notes.

A-2-4	20[ ]-[ ] Indenture

Unless the certificate of authentication hereon has been executed by the Indenture Trustee the name of which appears below by manual [or facsimile] signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

A-2-5	20[ ]-[ ] Indenture

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or by facsimile, by its Authorized Officer.

Dated: __________________, 20[ ]

BRIDGECREST LENDING AUTO
SECURITIZATION TRUST 20[●]-[●]

By: [_________], not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

A-2-6	20[ ]-[ ] Indenture

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

Dated: __________________, 20[ ]

[_________],
a [ ], not in its
individual capacity but solely as Indenture Trustee

By:
Authorized Signatory

A-2-7	20[ ]-[ ] Indenture

[REVERSE OF NOTE]

This Note is one of a duly authorized issue of Notes of the Issuer, designated as its [Class A[-1] [ ]%] [Class A-2[-A] [ ]%] [Class A-2-B [Benchmark] + [ ]%] [Class A-3 [ ]%] [Class A-4 [ ]%] [Class B [ ]%] [Class C [ ]%] [Class D [ ]%] [Class E [ ]%] [Class N [ ]%] Auto Loan Asset-Backed Notes (herein called the “Class [A-1] [A-2[-A]] [A-2-B] [A-3] [B] [C] [D] [E] [N] Notes” or the “Notes”), all issued under an Indenture, dated as of [_________], 20[ ] (such Indenture, as supplemented, restated or amended, is herein called the “Indenture”), between the Issuer, [Bridgecrest Lending Auto Securitization Grantor Trust 20[_]-[_]] and [_________], a [ ], not in its individual capacity but solely as trustee (the “Indenture Trustee”), which term includes any successor Indenture Trustee under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Noteholders. The Notes are subject to all terms of the Indenture and the Sale and Servicing Agreement. All terms used in this Note that are not otherwise defined herein and that are defined in the Indenture or the Sale and Servicing Agreement shall have the meanings assigned to them in or pursuant to the Indenture or in Appendix A of the Sale and Servicing Agreement.

The Class A[-1] Notes, [the Class A-2[-A] Notes, [the Class A-2-B Notes,] the Class A-3 Notes, the Class A-4 Notes,] the Class B Notes, the Class C Notes, the Class D Notes [, the Class E Notes] [and the Class N Notes] are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture. All covenants and agreements made by the Issuer in the Indenture are for the benefit of the Holders of the Notes.

Principal payable on the Notes will be paid on each Payment Date in the amount specified in the Indenture and in the Sale and Servicing Agreement. As described above, the entire Class [A[-1]] [A-2[-A]] [A-2-B] [A-3] [A-4] [B] [C] [D] [E] [N] Note Balance shall be due and payable on the earliest of (i) the Payment Date in [___] (the “Final Scheduled Payment Date”), (ii) the Redemption Date, if any, pursuant to Section 10.1 of the Indenture and (iii) the date the Notes are accelerated after an Event of Default pursuant to Section 5.2 of the Indenture. All principal payments on the Class [A[-1]] [A-2[-A]] [A-2-B] [A-3] [A-4] [B] [C] [D] [E] [N] Notes shall be made pro rata to the Class [A[-1]] [A-2[-A]] [A-2-B] [A-3] [A-4] [B] [C] [D] [E] [N] Noteholders entitled thereto.

Payments of principal of and interest on this Note made on each Payment Date, Redemption Date or upon acceleration shall be made by wire transfer of immediately available funds to such account at a bank or other depository institution having appropriate wire transfer facilities as a Noteholder shall designate by written instruction requested and received by the Paying Agent not later than five (5) Business Days prior to the Record Date related to the applicable Payment Date or by such alternative method of payment as may be determined in accordance with the Indenture, to the Person whose name appears as the registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on the related Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payment will be made by wire transfer in immediately available funds to the account designated by such nominee. Such payment shall be made to the Person entitled thereto without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note

A-2-8	20[ ]-[ ] Indenture

(or any one or more Predecessor Notes) affected by any payments made on any Payment Date or Redemption Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the remaining unpaid principal amount of this Note on a Payment Date or Redemption Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the registered Holder hereof as of the close of business on the Record Date preceding such Payment Date or Redemption Date by notice mailed prior to such Payment Date or Redemption Date which shall specify the amount then due and payable and such amount shall be payable only upon presentation and surrender of this Note at the Corporate Trust Office of the Indenture Trustee or at the place specified by the Indenture Trustee in such notice.

The Issuer shall pay interest on overdue installments of interest at the Class [A[-1]] [A-2-A]] [A-2-B] [A-3] [A-4] [B] [C] [D] [E] [N] Interest Rate to the extent lawful.

Each Noteholder or Note Owner, by acceptance of this Note, or, in the case of a Note Owner of a beneficial interest in this Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee[, the Grantor Trust, the Grantor Trust Trustee] or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee[, the Grantor Trust Trustee] or the Owner Trustee in their respective individual capacities, (ii) any Certificateholder or any other owner of a beneficial interest in the Issuer [or the Grantor Trust], (iii) the Servicer, the Administrator or the Depositor or (iv) any partner, owner, beneficiary, agent, officer, director, employee, successor or assign of any Person described in clauses (i), (ii) and (iii) above, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee[, the Grantor Trust Trustee] and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

It is the intent of the Issuer, the Noteholders and the Note Owners that, for purposes of federal, state and local income, franchise and value added tax, the Class A[-1] Notes, [the Class A-2[-A] Notes, [the Class A-2-B Notes,] the Class A-3 Notes, the Class A-4 Notes,] the Class B Notes, the Class C Notes, the Class D Notes [, the Class E Notes] [and the Class N Notes] (other than any Notes that are owned during any period of time by either the Issuer or a Person that is considered the same Person as the Issuer for United States federal income tax purposes) shall constitute indebtedness. The Noteholders, by acceptance of this Note, agree to treat, and to take no action inconsistent with the treatment of, the Notes for such tax purposes as indebtedness.

Each Noteholder and Note Owner, by accepting this Note or, in the case of a Note Owner, a beneficial interest in this Note, hereby covenants and agrees that prior to the date which is one year and one day after payment in full of all obligations of each Bankruptcy Remote Party in respect of all securities issued by the Bankruptcy Remote Parties, (i) such party shall not authorize any Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other Proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now

A-2-9	20[ ]-[ ] Indenture

or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other Proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of, its creditors generally, any party to the Indenture or any other creditor of such Bankruptcy Remote Party and (ii) such party shall not commence, join with any other Person in commencing or institute, with any other Person, any Proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, arrangement, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction.

THIS NOTE AND THE INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

A-2-10	20[ ]-[ ] Indenture

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee ____________________________________________________

FOR VALUE RECEIVED, the undersigned hereby sells,

assigns and transfers unto ______________________________________________________________________________________

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints ______________________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:	*/

Signature Guaranteed:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

*/ NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular without alteration, enlargement or any change whatsoever.

A-2-11	20[ ]-[ ] Indenture